                                                                       Exhibit 2

                          AGREEMENT AND PLAN OF MERGER

                          dated as of October 10, 1995

                                 by and between

                             MERIDIAN BANCORP, INC.

                                      and

                           CORESTATES FINANCIAL CORP

                               TABLE OF CONTENTS
                               -----------------

I.    THE MERGER; EFFECTS OF THE MERGER......................................  2
      ---------------------------------
      1.01.  The Merger......................................................  2
             ----------

II.   CONSIDERATION..........................................................  3
      -------------
      2.01.  Merger Consideration............................................  3
             --------------------
      2.02.  Shareholder Rights; Stock Transfers.............................  3
             -----------------------------------
      2.03.  Fractional Shares...............................................  3
             -----------------
      2.04.  Exchange Procedures.............................................  4
             -------------------
      2.05.  Anti-Dilution Provisions........................................  6
             ------------------------
      2.06.  Treasury Shares.................................................  6
             ---------------
      2.07.  Options.........................................................  6
             -------

III.  ACTIONS PENDING MERGER.................................................  7
      ----------------------
      3.01.  Ordinary Course.................................................  7
             ---------------
      3.02.  Capital Stock...................................................  7
             -------------
      3.03.  Dividends; Changes in Stock.....................................  8
             ---------------------------
      3.04.  Compensation; Employment Agreements; Etc. ......................  8
             ----------------------------------------
      3.05.  Benefit Plans...................................................  8
             -------------
      3.06.  Acquisitions and Dispositions...................................  9
             -----------------------------
      3.07.  Amendment.......................................................  9
             ---------
      3.08.  Accounting Methods..............................................  9
             ------------------
      3.09.  Adverse Actions.................................................  9
             ---------------
      3.10.  Indebtedness.................................................... 10
             ------------
      3.11.  Agreements...................................................... 10
             ----------

IV.   REPRESENTATIONS AND WARRANTIES......................................... 10
      ------------------------------
      4.01.  Disclosure Letters.............................................. 10
             ------------------
      4.02.  Standard........................................................ 10
             --------
      4.03.  Representations and Warranties.................................. 10
             ------------------------------

V.    COVENANTS.............................................................. 21
      ---------
      5.01.  Reasonable Best Efforts......................................... 21
             -----------------------
      5.02.  Shareholder Approvals........................................... 21
             ---------------------
      5.03.  Registration Statement.......................................... 22
             ----------------------
      5.04.  Press Releases.................................................. 23
             --------------
      5.05.  Access; Information............................................. 23
             -------------------
      5.06.  Acquisition Proposals........................................... 24
             ---------------------
      5.07.  Affiliate Agreements............................................ 25
             --------------------
      5.08.  Certain Modifications........................................... 25
             ---------------------
      5.09.  Takeover Laws................................................... 25
             -------------
      5.10.  Shares Listed................................................... 25
             -------------
      5.11.  Regulatory Applications......................................... 25
             -----------------------
      5.12.  Indemnification................................................. 26
             ---------------
      5.13.  Benefit Plans................................................... 28
             -------------
      5.14.  Certain Director and Officer Positions.......................... 30
             --------------------------------------
      5.15.  Notification of Certain Matters................................. 31
             -------------------------------
      5.16.  Dividend Adjustment............................................. 31
             -------------------
      5.17.  Post-Merger Operations.......................................... 31
             ----------------------

VI.   CONDITIONS TO CONSUMMATION OF THE MERGER............................... 31
      ----------------------------------------
      6.01.  Shareholder Vote................................................ 31
             ----------------

                                      (i)


      6.02.  Regulatory Approvals............................................ 32
             --------------------
      6.03.  Third Party Consents............................................ 32
             --------------------
      6.04.  No Injunction, Etc. ............................................ 32
             ------------------
      6.05.  Pooling Letters................................................. 32
             ---------------
      6.06.  Representations, Warranties and Covenants of CoreStates......... 32
             -------------------------------------------------------
      6.07.  Representations, Warranties and Covenants of Meridian........... 33
             -----------------------------------------------------
      6.08.  Effective Registration Statement................................ 33
             --------------------------------
      6.09.  Blue-Sky Permits................................................ 33
             ----------------
      6.10.  Tax Opinion..................................................... 33
             -----------
      6.11.  NYSE Listing.................................................... 33
             ------------
      6.12.  Rights Agreements............................................... 33
             -----------------

VII.  TERMINATION............................................................ 34
      -----------
      7.01.  Termination..................................................... 34
             -----------
      7.02.  Effect of Termination and Abandonment........................... 37
             -------------------------------------

VIII.  OTHER MATTERS......................................................... 37
       -------------
      8.01.  Survival........................................................ 37
             --------
      8.02.  Waiver; Amendment............................................... 37
             -----------------
      8.03.  Counterparts.................................................... 37
             ------------
      8.04.  Governing Law................................................... 37
             -------------
      8.05.  Expenses........................................................ 37
             --------
      8.06.  Confidentiality................................................. 38
             ---------------
      8.07.  Notices......................................................... 38
             -------
      8.08.  Definitions..................................................... 39
             -----------
      8.09.  Entire Understanding; No Third Party Beneficiaries.............. 40
             --------------------------------------------------
      8.10.  Headings........................................................ 41
             --------

                                     (ii)

                                LIST OF EXHIBITS
                                ----------------

A -  Form of Meridian Stock Option Agreement

B -  Form of CoreStates Stock Option Agreement

C -  Amendment to Meridian Rights Agreement

D -  Form of Meridian Affiliate Letter

E -  Form of CoreStates Affiliate Letter

F -  Section 5.13(a) Termination Agreement Term Sheet

G -  Section 5.13(b) Termination Agreement

H -  Meridian Severance Policy



                                   Schedules
                                   ---------

5.13(a) - Meridian employees to receive Meridian termination agreements

5.13(b) - Meridian employees to receive CoreStates termination agreements


                                     (iii)

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     AGREEMENT AND PLAN OF MERGER, dated as of the 10th day of October, 1995 (this "Plan"), by and between MERIDIAN BANCORP, INC. ("Meridian"), and CORESTATES FINANCIAL CORP ("CoreStates").

                                   RECITALS:
                                   --------

     A.   Meridian.  Meridian is a corporation duly organized and existing in
          --------
good standing under the laws of the Commonwealth of Pennsylvania, with its principal executive offices located in Reading, Pennsylvania. Meridian has 200,000,000 authorized shares of common stock, each of $5.00 par value ("Meridian Common Stock"), and 25,000,000 authorized shares of preferred stock, each of $25.00 par value, of which, as of September 30, 1995, 515,434 shares of Meridian Common Stock were issued and held by Meridian as treasury stock and 57,822,604 shares of Meridian Common Stock were issued and outstanding. No shares of Meridian preferred stock are issued and outstanding.

     B.   CoreStates.  CoreStates is a corporation duly organized and existing
          ----------
in good standing under the laws of the Commonwealth of Pennsylvania, with its principal executive offices located in Philadelphia, Pennsylvania. CoreStates has 200,000,000 authorized shares of common stock, each of $1.00 par value ("CoreStates Common Stock"), and 10,000,000 authorized shares of preferred stock, no par value, of which, as of September 30, 1995, 138,909,597 shares of CoreStates Common Stock and no shares of CoreStates preferred stock were issued and outstanding.

     C.   Stock Option Agreements.  As a condition and inducement to
          -----------------------
CoreStates's willingness to enter into this Plan, concurrently with the execution and delivery of this Plan, Meridian has executed and delivered a Stock Option Agreement with CoreStates (the "Meridian Stock Option Agreement") in substantially the form attached hereto as Exhibit A, pursuant to which Meridian is granting to CoreStates an option to purchase, under certain circumstances, shares of Meridian Common Stock. As a condition and inducement to Meridian's willingness to enter into this Plan, concurrently with the execution and delivery of this Plan, CoreStates has executed and delivered a Stock Option Agreement with Meridian (the "CoreStates Stock Option Agreement"; and, together with the Meridian Stock Option Agreement, the "Stock Option Agreements") in substantially the form attached hereto as Exhibit B, pursuant to which CoreStates is granting to Meridian an option to purchase, under certain circumstances, shares of CoreStates Common Stock.

     D.   Intention of the Parties.  It is the intention of the parties to this
          ------------------------
Plan that the Merger (as defined in Section 1.01) shall (i) be accounted for as a "pooling of interests" under generally accepted accounting principles and (ii) qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     E.   Approvals.  The Board of Directors of each of Meridian and CoreStates
          ---------
(i) has determined that this Plan and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and
(ii) has approved, at meetings of each of such Boards of Directors, this Plan.

     NOW, THEREFORE, in consideration of their mutual promises and obligations, the parties hereto approve, adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

I.   THE MERGER; EFFECTS OF THE MERGER.
     ---------------------------------

     1.01.  The Merger.  At the Effective Time (as defined in Section 1.02):
            ----------

          (A) The Continuing Corporation.  Meridian shall merge with and into
              --------------------------
CoreStates (the "Merger"), the separate existence of Meridian shall cease and CoreStates shall survive and continue to exist as a Pennsylvania corporation (CoreStates sometimes being referred to herein as the "Continuing Corporation" after the Effective Time).

          (B) Effective Time of the Merger.  Subject to the provisions of this
              ----------------------------
Plan, articles of merger (the "Articles of Merger") shall be duly prepared, executed and acknowledged by CoreStates and Meridian, and thereafter filed with the office of the Secretary of the Commonwealth of Pennsylvania, as provided in the Pennsylvania Business Corporation Law (the "BCL"), on the Closing Date (as defined in Section 1.01(C)). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of the Commonwealth of Pennsylvania or at such time thereafter as is provided in the Articles of Merger (the "Effective Time"), in accordance with (S)1928 of the Pennsylvania Business Corporation Law (the "BCL"). The Merger shall have the effects prescribed in
(S)1929 of the BCL.

          (C) Closing.  The closing of the Merger (the "Closing") will take
              -------
place at 10:00 a.m. on a date to be specified by the parties, which shall be the first day which is at least two business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at such location as is agreed to in writing by the parties hereto.

          (D) Articles of Incorporation and By-laws.  The articles of
              -------------------------------------
incorporation and by-laws of the Continuing

Corporation shall be those of CoreStates, as in effect immediately prior to the Effective Time and as further amended as of the Effective Time as contemplated by this Plan.

II.  CONSIDERATION.
     -------------

     2.01.  Merger Consideration.  Subject to the provisions of this Plan, at
            --------------------
the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

          (A) Outstanding CoreStates Common Stock.  Each share of CoreStates
              -----------------------------------
Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding common stock of the Continuing Corporation. Shares of CoreStates Common Stock owned by Meridian (other than shares held in trust, managed, custodial or nominee accounts and the like or held by mutual funds for which a subsidiary of Meridian acts as investment advisor, that in any such case are beneficially owned by third parties (any such shares, "trust account shares") and shares acquired in respect of debts previously contracted (any such shares, "DPC shares")) shall become treasury stock of CoreStates.

          (B) Outstanding Meridian Common Stock.  Each share (excluding shares
              ---------------------------------
held by Meridian or any of its wholly-owned subsidiaries (as defined in Section 8.08) ("Treasury Shares") or by CoreStates or any of its wholly-owned subsidiaries, in each case other than trust account shares or DPC shares) of Meridian Common Stock (including each attached right (a "Meridian Right") issued pursuant to the Rights Agreement, dated as of July 25, 1989 (as amended, the "Meridian Rights Agreement"), between Meridian and Meridian Bank, as Rights Agent) issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive 1.225 shares (subject to possible adjustment as set forth in Sections 2.05 and 7.01(D), the "Exchange Ratio") of CoreStates Common Stock. All shares of Meridian Common Stock owned by Meridian as Treasury Shares and all shares of Meridian Common Stock owned by CoreStates or a wholly-owned subsidiary of CoreStates or of Meridian (other than trust account shares or DPC shares) shall be cancelled and retired and shall cease to exist and no shares of CoreStates or other consideration shall be deliverable in exchange therefor.

     2.02.  Shareholder Rights; Stock Transfers.  At the Effective Time, holders
            -----------------------------------
of Meridian Common Stock shall cease to be, and shall have no rights as, shareholders of Meridian, other than to receive the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of Meridian or the Continuing Corporation of shares of Meridian Common Stock.

     2.03.  Fractional Shares.  Notwithstanding any other provision hereof, no
            -----------------
fractional shares of CoreStates Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, CoreStates shall pay to each holder of Meridian Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the average of the last sale prices of CoreStates Common Stock, as reported by the New York Stock Exchange (the "NYSE") Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date.

     2.04.  Exchange Procedures.
            -------------------

          (A) As of the Effective Time, CoreStates shall, or shall cause to be deposited, with First Chicago Trust Company of New York (or another bank selected by CoreStates and reasonably acceptable to Meridian) (the "Exchange Agent"), for the benefit of the holders of shares of Meridian Common Stock, for exchange in accordance with Sections 2.01 and 2.03, certificates representing the shares of CoreStates Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of CoreStates Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued in exchange for outstanding shares of Meridian Common Stock.

          (B) Promptly after the Effective Time, CoreStates shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates previously representing shares of Meridian Common Stock (each a "Certificate") the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as are mutually agreeable to CoreStates and Meridian; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of CoreStates Common Stock and cash in lieu of fractional shares. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of CoreStates Common Stock and (y) a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Sections 2.01 and 2.03, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of any shares of Meridian Common Stock not registered in the transfer records of Meridian, a certificate representing the proper number of shares of CoreStates Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to the transferee if the Certificate representing such Meridian Common Stock is presented to the Exchange Agent, accompanied by documents sufficient (1) to evidence and effect such transfer and
(2) to evidence that all applicable stock transfer taxes have been paid.

          (C) Whenever a dividend or other distribution is declared by CoreStates on the CoreStates Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan; provided that after the 30th day following the Effective Date no dividend or other distribution declared or made on the CoreStates Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CoreStates Common Stock represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 2.04. Following such surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of CoreStates Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions having a record date after the Effective Time theretofore payable with respect to such whole shares of CoreStates Common Stock and not yet paid and (ii) at the appropriate payment date, the amount of dividends or other distributions having (x) a record date after the Effective Time but prior to surrender and (y) a payment date subsequent to surrender payable with respect to such whole shares of CoreStates Common Stock.

          (D) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any CoreStates Common Stock) that remains unclaimed by the shareholders of Meridian for six months after the Effective Time shall be repaid to CoreStates. Any shareholders of Meridian who have not theretofore complied with this Section 2.04 shall thereafter look only to CoreStates for payment of their shares of CoreStates Common Stock, cash in lieu of fractional shares and any unpaid dividends and distributions on the CoreStates Common Stock deliverable in respect of each share of Meridian Common Stock such shareholder holds as determined pursuant to this Plan, in each case, without any interest thereon. If outstanding certificates for shares of the Meridian Common Stock are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of CoreStates (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of CoreStates, the Exchange Agent or any other person shall be liable to any former holder of the Meridian Common Stock for any amount delivered to a public body or official pursuant to applicable abandoned property, escheat or similar laws.

          (E) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by CoreStates, the posting by such person of a bond in such amount as CoreStates may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of CoreStates Common Stock and cash in lieu of fractional shares (and unpaid dividends and distributions thereon) deliverable in respect thereof pursuant to this Plan.

          (F) Notwithstanding anything in this Plan to the contrary, for a period of 90 days after the Effective Date holders of Certificates shall be entitled to vote the number of whole shares of CoreStates Common Stock into which their Meridian Common Stock was converted in the Merger as holders of such shares of CoreStates Common Stock notwithstanding that such Certificates shall not have been exchanged.

     2.05.  Anti-Dilution Provisions.  In the event CoreStates changes (or
            ------------------------
establishes a record date for changing) the number of shares of CoreStates Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding CoreStates Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     2.06.  Treasury Shares.  Each of the shares of Meridian Common Stock held
            ---------------
as Treasury Shares immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     2.07.  Options.  Notwithstanding any provision to the contrary in
            -------
Meridian's stock option plan, from and after the Effective Time, all stock options to purchase shares of Meridian Common Stock (each, a "Meridian Stock Option"), which are then outstanding and unexercised, shall be converted into and become options to purchase shares of CoreStates Common Stock, and CoreStates shall assume each such Meridian Stock Option in accordance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective Time (i) each such Meridian Stock Option assumed by CoreStates may be exercised solely to purchase shares of CoreStates Common Stock, (ii) the number of shares of CoreStates Common Stock purchasable upon exercise of such Meridian Stock Option shall be equal to the number of shares of Meridian Common Stock that were purchasable under such Meridian Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding up to the nearest whole share, and (iii) the per share exercise price under each such Meridian Stock Option shall be adjusted by dividing the per share exercise price of each such Meridian Stock Option by the Exchange Ratio, and rounding up to the nearest cent. The terms of each Meridian Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to CoreStates Common Stock on or subsequent to the Effective Date. It is intended that the foregoing assumption shall be effected in a manner which is consistent with the requirements of Section 424 of the Code, as to any Meridian Stock Option that is an "incentive stock option" (as defined in Section 422 of the Code).

III.  ACTIONS PENDING MERGER.
      ----------------------

     From the date hereof until the Effective Time, except as expressly contemplated in this Plan, (i) without the prior written consent of CoreStates (which consent shall not be unreasonably withheld or delayed) Meridian will not, and will cause each of its subsidiaries not to, and (ii) without the prior written consent of Meridian (which consent shall not be unreasonably withheld or delayed) CoreStates will not, and will cause each of its subsidiaries not to:

     3.01.  Ordinary Course.  Conduct the business of it and its subsidiaries
            ---------------
other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or knowingly take any action that would, or might reasonably be expected to (unless such action is required by law or sound banking practice) (i) adversely affect the ability of any party to obtain any necessary approvals of any Regulatory Authorities (as defined in Section 4.03(I)) required for the transactions contemplated hereby without the imposition of any burdensome condition of the type referred to in Section 6.02 or (ii) adversely affect its ability to perform any of its material obligations under this Plan, provided that nothing in this Plan shall be deemed to restrict the ability of a party to exercise its rights under the applicable Stock Option Agreement.

     3.02.  Capital Stock.  Other than (i) as Previously Disclosed in Section
            -------------
4.03(C) of its Disclosure Letter (as defined in Section 4.01), (ii) pursuant to the exercise of stock options outstanding on the date hereof or thereafter issued as permitted by this Section 3.02, (iii) in connection with acquisitions of businesses permitted in Section 3.06, (iv) in the case of CoreStates, pursuant to employee benefit plans or programs in effect on the date of this Plan or as permitted by Section 4.03(P)(4), or (v) under the relevant Stock Option Agreement, (x) issue, sell or otherwise permit to become outstanding any additional shares of capital stock, any stock appreciation rights, or any Rights (as defined in Section 8.08), (y) enter into any agreement with respect to the foregoing, or (z) permit additional shares of capital stock to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights prior to the Effective Time.

     3.03.  Dividends; Changes in Stock.  (1) Make, declare or pay any dividend
            ---------------------------
on or in respect of, or declare or make any distribution on any shares of its capital stock, except (A) Meridian may continue the declaration and payment of regular quarterly cash dividends of $.37 per share of Meridian Common Stock, and CoreStates may continue the declaration and payment of regular quarterly cash dividends not in excess of $.34 per share of CoreStates Common Stock (provided, however, that commencing with the first dividend paid in 1996, CoreStates may increase the amount of regular quarterly cash dividends per share, and in such case the limit on cash dividends payable by Meridian on Meridian Common Stock shall increase by an amount proportionate to the increase in cash dividends actually paid or payable by CoreStates), in each case with usual record and payment dates for such dividends in accordance with such parties' past dividend practice, and (B) for dividends by a wholly-owned subsidiary of such party, and
(2) except as Previously Disclosed in Section 3.03 of its Disclosure Letter, directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock (other than acquisition of trust account shares or DPC shares in the ordinary course of business).

     3.04.  Compensation; Employment Agreements; Etc.  In the case of Meridian
            -----------------------------------------
and its subsidiaries, except as permitted by Section 5.13, enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice (including taking into account deferred increases) or (ii) other changes as may be required by law or to satisfy contractual obligations existing as of the date hereof consistent with past practice, which to the extent practicable have been Previously Disclosed in
Section 3.04 of its Disclosure Letter.

     3.05.  Benefit Plans.  In the case of Meridian and its subsidiaries, enter
            -------------
into or modify (except as may be required by applicable law or to satisfy contractual obligations existing as of the date hereof, which have been Previously Disclosed in Section 3.05 of its Disclosure Letter) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

     3.06.  Acquisitions and Dispositions.  Except as Previously Disclosed in
            -----------------------------
Section 3.06 of its Disclosure Letter and except for dispositions and acquisitions of assets in the ordinary and usual course of business consistent with past practice, dispose of or discontinue any portion of its assets, business or properties, which is material to it and its subsidiaries taken as a whole, or merge or consolidate with, or acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the business or property of any other entity (any of the foregoing, a "Business Combination Transaction"), except that (i) Meridian may complete its pending Business Combination Transaction with United Counties Bancorporation in accordance with the terms of the Agreement and Plan of Merger dated May 23, 1995, and (ii) CoreStates may enter into an agreement or agreements for, and may consummate, Business Combination Transactions in which the aggregate purchase price or prices paid by CoreStates and/or its subsidiaries does not exceed $1.0 billion or the aggregate number of shares of CoreStates Common Stock issuable does not exceed 20% of the number of such shares outstanding on September 30, 1995 (the "20% Limit"). Notwithstanding the foregoing, with the prior consent of a majority of the Meridian Board of Directors, CoreStates may enter into an agreement or agreements for Business Combination Transactions in which the aggregate purchase price or prices paid exceeds $1.0 billion or includes shares of CoreStates Common Stock in excess of the 20% Limit.

     3.07.  Amendment.  Amend its articles of incorporation or by-laws (or
            ---------
similar constitutive documents) (except that CoreStates may amend its Articles of Incorporation to increase its authorized Common Stock from 200,000,000 shares to a greater amount at least sufficient to consummate the Merger) or, except as contemplated in Section 4.03(P)(2), the Meridian Rights Agreement, redeem the Meridian Rights, or adopt any plan or arrangement similar to or as a substitute for the Meridian Rights Agreement except as otherwise permitted by Section 4.03(P)(4).

     3.08.  Accounting Methods.  Implement or adopt any change in its accounting
            ------------------
principles, practices or methods, other than as may be required by generally accepted accounting principles.

     3.09.  Adverse Actions.  (1) Knowingly take any action that would, or is
            ---------------
reasonably likely to, prevent or impede the Merger from qualifying (i) for pooling-of-interests accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or (2) knowingly take any action that is intended or is reasonably likely to result in (w) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time prior to the Effective Time, (x) any of the conditions to the Merger set forth in Article VI not being satisfied, (y) a material violation of any provision of either Stock Option Agreement, or (z) a material violation of any provision of this Plan except, in every case, as may be required by applicable law; provided, however, that nothing contained in this Agreement shall limit the ability of Meridian or CoreStates to exercise its rights under either Stock Option Agreement.

     3.10.  Indebtedness.  No party shall, or shall permit any of its
            ------------
subsidiaries to, incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of such party or any of its subsidiaries or guarantee any long-term debt securities of such party or any of its subsidiaries or guarantee any long-term debt securities of others other than (i) in replacement for existing or maturing debt, (ii) indebtedness of any subsidiary of a party to such party or another subsidiary of such party or (iii) in the ordinary course of business consistent with prior practice.

     3.11.  Agreements.  Agree or commit to do anything prohibited by Sections
            ----------
3.01 through 3.10.

IV.  REPRESENTATIONS AND WARRANTIES.
     ------------------------------

     4.01.  Disclosure Letters.  Concurrently herewith, CoreStates has delivered
            ------------------
to Meridian and Meridian has delivered to CoreStates a letter (as the case may be, its "Disclosure Letter") setting forth certain items of disclosure with respect to the representations and warranties set forth below. The mere inclusion of an item in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 8.08).

     4.02.  Standard.  No representation or warranty of CoreStates or Meridian
            --------
contained in Section 4.03 (other than the representations and warranties contained in (i) Sections 4.03(A) (with respect to the facts set forth in Recitals A and B), (C), and (U)(ii), which shall be true and correct (except for inaccuracies which are de minimis in amount) and (ii) Sections 4.03(D)(1)(i)-
(iv), (E), (F), M(1)-(2), (P), (Q) and (U)(i) which shall be true and correct in all material respects) shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 4.03 is not reasonably likely to have a Material Adverse Effect.

     4.03.  Representations and Warranties.  Subject to Sections 4.01 and 4.02,
            ------------------------------
Meridian hereby represents and warrants
to CoreStates, and CoreStates hereby represents and warrants to Meridian, as follows:

          (A) Recitals.  In the case of the representations and warranties of
              --------
Meridian, the facts set forth in Recitals A, C, D and E of this Plan with respect to it are true and correct. In the case of the representations and warranties of CoreStates, the facts set forth in Recitals B, C, D and E of this Plan with respect to it are true and correct.

          (B) Organization, Standing, and Authority.  It is duly qualified to do
              -------------------------------------
business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local, and foreign governmental authorizations, licenses and approvals necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. The Articles of Incorporation and by-laws of it, copies of which were furnished to (i) CoreStates, in the case of Meridian, and (ii) Meridian, in the case of CoreStates, are true, correct and complete copies of such documents as in effect on the date of this Agreement.

          (C)  Shares.
               ------

               (1) The outstanding shares of its capital stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as Previously Disclosed in Section 4.03(C) of its Disclosure Letter or, in the case of CoreStates, as may be permitted by Sections
3.06 or 4.03(P)(4), there are no shares of its capital stock authorized and reserved for issuance, it does not have any Rights issued or outstanding with respect to its capital stock, and it does not have any commitment to authorize, issue, sell, repurchase or redeem any such shares or Rights, except pursuant to this Plan, the relevant Stock Option Agreement and, in the case of Meridian, the Meridian Rights Agreement, and the pending Business Combination Transaction with United Counties Bancorporation pursuant to the Agreement and Plan of Merger dated May 23, 1995. Between September 30, 1995 and the date of this Plan, it has issued no shares of its capital stock or Rights except pursuant to commitments Previously Disclosed in Section 4.03(C) of its Disclosure Letter.

               (2) In the case of the representations and warranties of Meridian, the number of shares of Meridian Common Stock which are issuable upon exercise of Meridian Stock Options granted (and the related exercise price), or to be granted prior to the Effective Date as permitted by this Plan, are Previously Disclosed in Section 4.03(C) of Meridian's Disclosure Letter.

               (3) In the case of the representations and warranties of CoreStates, the shares of CoreStates Common Stock to be issued in exchange for shares of Meridian Common Stock in the Merger, when issued in accordance with the terms of this Plan will be duly authorized, validly issued, fully paid and nonassessable.

          (D)  Subsidiaries.
               ------------

               (1) (i) It has Previously Disclosed in Section 4.03(D) of its Disclosure Letter a list of all its subsidiaries as of the date of this Plan together with the state or other jurisdiction of incorporation for each such subsidiary and the percentage of the issued and outstanding voting securities owned by it, (ii) no equity securities of any of its significant subsidiaries (as defined in Section 8.08) are or may become required to be issued (other than to it or a subsidiary of it) by reason of any Rights, (iii) it owns 100% of the issued and outstanding voting securities of each significant subsidiary (except for directors' qualifying shares, if any), (iv) there are no contracts, commitments, understandings or arrangements by which any of its significant subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such significant subsidiary (other than to it or a subsidiary of it), (v) there are no contracts, commitments, understandings or arrangements relating to its rights to vote or to dispose of shares of any significant subsidiary (other than to it or a subsidiary of it), and (vi) all of the shares of capital stock of each such significant subsidiary held by it or its subsidiaries are fully paid and (except pursuant to 12 U.S.C. Section 55 or equivalent state statutes in the case of banking subsidiaries) nonassessable and are owned by it or its subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance ("Liens").

               (2) In the case of the representations and warranties of Meridian, except as Previously Disclosed in Section 4.03(D) of its Disclosure Letter, it does not own (other than trust account shares and DPC shares) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

               (3) Each of its significant subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has in effect all federal, state, local and foreign governmental authorizations, licenses and approvals necessary for it to own or lease its properties and assets and to carry out its business as it is now conducted.

          (E) Corporate Power.  It and each of its significant subsidiaries has
              ---------------
the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Plan and the Stock Option Agreements.

          (F) Corporate Authority.  Subject, in the case of this Plan, to
              -------------------
receipt of the requisite approval of its shareholders referred to in Section 6.01, the execution and delivery of this Plan and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action on its part, and this Plan and the Stock Option Agreements have been duly executed and delivered by it, and each is a valid and binding agreement of it, enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors rights or by general equity principles).

          (G) No Defaults.  Except as Previously Disclosed in Section 4.03(G) of
              -----------
its Disclosure Letter, subject to receipt of the Regulatory Approvals, and expiration of the waiting periods, referred to in Section 6.02 and the required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the Stock Option Agreements and the completion of the transactions contemplated hereby and thereby by it, do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its significant subsidiaries or to which it or any of its significant subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, its Articles of Incorporation or by-laws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license agreement, indenture or instrument.

          (H) Financial Reports and SEC Documents.  Its Annual Report on Form
              -----------------------------------
10-K for the fiscal year ended December 31, 1994, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its subsidiaries subsequent to December 31, 1994 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), or under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed, or to be filed (collectively, its "SEC Documents"), with the Securities and Exchange Commission (the "SEC") (i) complied or will comply as of the date of filing thereof in all material respects as to form with the applicable requirements under the Exchange Act and (ii) did not and will not contain as of the date of filing thereof any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements. All material agreements, contracts and other documents required to be filed by it as exhibits to any SEC Document have been so filed.

          (I) Litigation; Regulatory Action.  Except as Previously Disclosed in
              -----------------------------
Section 4.03(I) of its Disclosure Letter:

               (1) no litigation or proceeding before any court or governmental agency is pending against it or any of its subsidiaries and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

               (2) neither it nor any of its subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or has adopted any board resolution at the request of, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or their holding companies or the issuance of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation) or the supervision or regulation of it or any of its subsidiaries (collectively, the "Regulatory Authorities"); and

               (3) neither it nor any of its subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission or any such resolutions.

          (J) Compliance with Laws.  Except as Previously Disclosed in Section
              --------------------
4.03(J) of its Disclosure Letter, it and each of its subsidiaries:

               (1) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

               (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

               (3) has received, since December 31, 1994, no notification or communication from any Regulatory Authority (i) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces or (ii) threatening to revoke any license, franchise, permit, or governmental authorization or (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist).

          (K)  Defaults; Properties.
               --------------------

               (1) Except as Previously Disclosed in Section 4.03(K) of its Disclosure Letter, neither it nor any of its subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

               (2) Except as disclosed or reserved against in its SEC Documents, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the properties and assets, tangible or intangible, reflected in its SEC Documents as being owned by it or its subsidiaries as of the dates thereof. To its knowledge, all buildings and all fixtures, equipment and other property and assets are held under valid leases or subleases by it or its subsidiaries enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability affecting creditors' rights or by general equity principles).

          (L) No Brokers.  All negotiations relative to this Plan and the
              ----------
transactions contemplated hereby have been carried on by it directly with the other party hereto and no action has been taken by it that would give rise to any valid claim against the other party hereto for a brokerage commission, finder's fee or other like payment, other than in the case of Meridian, a fee to be paid to Goldman, Sachs & Co., Morgan Stanley & Co., Incorporated and Lehman Brothers Inc., and, in the case of CoreStates, a fee to be paid to J.P. Morgan & Co. Incorporated and Keefe Bruyette & Woods, Inc., which, in each case, has been previously disclosed to the other party.

          (M)  Employee Benefit Plans.
               ----------------------

               In the case of the representations and warranties of Meridian:

               (1) Section 4.03(M) of Meridian's Disclosure Letter contains a complete list of all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of its subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing ("Compensation and Benefit Plans").

               (2) True and complete copies of its Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the other party.

               (3) Each of its Compensation and Benefit Plans has been administered in compliance with the terms thereof. All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and its subsidiaries (its "Plans"), to the extent subject to ERISA, are in compliance in all material respects with ERISA, the Code, the Age Discrimination in Employment Act and other applicable laws. Each Plan of it or its subsidiaries which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA

("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received (or has applied for) a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. Except as Previously Disclosed in Section 4.03(M) of its Disclosure Letter, there is no pending or, to its knowledge, threatened litigation or governmental audit, examination or investigation relating to the Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

               (4) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of its subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan of it or any of its subsidiaries or by any ERISA Affiliate within the past 12 months.

               (5) All contributions, premiums and payments required to be made under the terms of any Plan of it or any of its subsidiaries have been made. Neither any Pension Plan of it or any of its subsidiaries nor any single employer plan of an ERISA Affiliate of it or any of its subsidiaries has an accumulated funding deficiency (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA. Neither it nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

               (6) Under each Pension Plan of it or any of its subsidiaries which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all benefit liabilities, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no adverse change in the financial condition of such Plan (with respect to either assets or benefits) since the last day of the most recent Plan year.

               (7) Neither it nor any of its subsidiaries has any obligations for retiree health and life benefits under any plan, except as Previously Disclosed in Section 4.03(M) of its Disclosure Letter.

               (8) Each Compensation and Benefit Plan which is a group health plan provides continuation coverage for separating employees and "qualified beneficiaries" in accordance with the provisions of Section 4980B(f) of the Code. Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

               (9) In the case of the representations and warranties of Meridian, except as Previously Disclosed in Section 4.03(M) of Meridian's Disclosure Letter, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Meridian or any of its subsidiaries under any Compensation and Benefit Plan or otherwise from Meridian or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (N) Labor Matters.  Neither it nor any of its subsidiaries is a party
              -------------
to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          (O) Insurance.  It and its subsidiaries have taken all requisite
              ---------
action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Plan and the transactions contemplated hereby) that are known to it.

          (P)  Takeover Laws; Rights Plans.
               ---------------------------

               (1) It has taken all action required to be taken by it in order to opt out or exempt this Plan and the relevant Stock Option Agreement, and the transactions contemplated hereby and thereby, from, and this Plan and the relevant Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "business combination," "moratorium," "disgorgement," "control share," or other applicable antitakeover laws and regulations (collectively, "Takeover Laws") of the Commonwealth of Pennsylvania, including Chapter 25 of the BCL. In the case of the representations and warranties of Meridian, the Plan has been approved by greater than 66-2/3% of the members of the Meridian Board of Directors, and the provisions of Articles Eleventh and Sixteenth of Meridian's Articles of Incorporation requiring a supermajority vote do not and will not apply to this Plan or the Meridian Stock Option Agreement, the Merger or the transactions contemplated hereby or thereby.

               (2) In the case of the representations and warranties of Meridian, it has (i) duly entered into an amendment to the Meridian Rights Agreement in substantially the form of Exhibit C, and (ii) taken all other action necessary or appropriate so that, the entering into of this Plan and the Stock Option Agreements and the completion of the transactions contemplated hereby and thereby (including without limitation the Merger and the exercise of the Option (as defined in the relevant Stock Option Agreement)) do not and will not result in the ability of any person to exercise any rights under the Meridian Rights Agreement, or enable or require the Meridian Rights to separate from the shares of common stock to which they are attached or to be triggered or become exercisable.

               (3) In the case of the representations and warranties of Meridian, no "Distribution Date," "Stock Acquisition Date" or "Triggering Event" (as such terms are defined in the Meridian Rights Agreement) has occurred.

               (4) In the case of the representations and warranties of CoreStates, CoreStates has not entered into any agreement of similar effect as the Meridian Rights Agreement; provided, however, that CoreStates may enter into an agreement of similar effect as the Meridian Rights Agreement if (i) provision is made so that each share of CoreStates Common Stock issued in the Merger has attached to it the same number of rights as are attached to then-outstanding shares of CoreStates Common Stock, and (ii) CoreStates takes actions with respect to such rights plan substantially equivalent to those specified in paragraphs (1), (2) and (3) above.

          (Q) Vote Required.  In the case of the representations and warranties
              -------------
of Meridian, the affirmative vote of the holders of a majority of the shares of its Common Stock present and voting at the meeting referred to in Section 5.02 is the only vote of the holders of any class or series of its capital stock necessary to approve this Plan and the transactions contemplated hereby, and in the case of the representations and warranties of CoreStates, the affirmative vote of the holders of a majority of the shares of its Common Stock present and voting at the meeting referred to in
Section 5.02 is the only vote of the holders of any class or series of its capital stock necessary to approve (i) the amendment to its Articles of Incorporation referred to in Section 3.07 and (ii) this Plan and the transactions contemplated hereby.

          (R) Environmental Matters.  Other than as previously disclosed in
              ---------------------
Section 4.03(R) of its Disclosure Letter, there are no proceedings, claims, actions, or investigations of any kind, pending or threatened, in any court, agency, or other government authority or in any arbitral body, arising under any Environmental Law; there is no reasonable basis for any such proceeding, claim, action or investigation; there are no agreements, orders, judgments, decrees, letters or memoranda by or with any court, regulatory agency or other governmental authority, or with any other entity, imposing any liability or obligation; there are and have been no Materials of Environmental Concern or other conditions at any property (whether or not owned, operated, or otherwise used by, or the subject of a security interest on behalf of, it or any of its subsidiaries); and there are no reasonably anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could give rise to obligations under any Environmental Law. "Environmental Laws" means the statutes, rules, regulations, ordinances, codes, orders, decrees, and any other laws (including common law) of any foreign, federal, state, local, and any other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, or protection of human health-and-safety or of the environment, as in effect on or prior to the date of this Agreement. "Materials of Environmental Concern" means any hazardous or toxic substances, materials, wastes, pollutants, or contaminants, including without limitation those defined or regulated as such under any Environmental Law, and any other substance the presence of which may give rise to liability under any Environmental Law.

          (S) Tax Reports.  Except as Previously Disclosed in Section 4.03(S) of
              -----------
its Disclosure Letter: (i) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or its subsidiaries, including without limitation consolidated federal income tax returns of it and its subsidiaries (collectively, the "Tax Returns"), have been timely filed, or requests for extensions have been timely filed and have not expired, and such Tax Returns were true, complete and accurate; (ii) all taxes (which shall include federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it or its subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on such Tax Returns have been paid in full; (iii) all Taxes due with respect to completed and settled examinations have been paid in full; (iv) no issues have been raised by the relevant taxing authority in connection with the examination of any of such Tax Returns; and (v) no waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or any of its subsidiaries.

          (T) Pooling; Reorganization.  As of the date hereof, it is aware of no
              -----------------------
reason why the Merger will fail to qualify (i) for pooling-of-interests accounting treatment or (ii) as a reorganization under Section 368(a) of the Code.

          (U) No Material Adverse Effect.  Since December 31, 1994, except as
              --------------------------
previously disclosed in its SEC Documents filed with the SEC on or before the date hereof or in any Section of its Disclosure Letter, (i) it and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 4.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

V.   COVENANTS.
     ---------

     Meridian hereby covenants to and agrees with CoreStates, and CoreStates hereby covenants to and agrees with Meridian, that:

     5.01.  Reasonable Best Efforts.  Subject to the terms and conditions of
            -----------------------
this Plan, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. Meridian shall, and shall cause its officers, directors and employees to cooperate with and assist CoreStates in the formulation of a plan or plans of integration of the operation of Meridian with those of CoreStates.

     5.02.  Shareholder Approvals.  Each of them shall take, in accordance with
            ---------------------
applicable law, National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System ("NMS") rules, in the case of Meridian, and NYSE rules, in the case of CoreStates, and its respective articles of incorporation and by-laws, all action necessary to convene, respectively, (i) an appropriate meeting of shareholders of CoreStates to consider and vote upon (A) an amendment to the articles of incorporation of CoreStates to increase the number of authorized shares of CoreStates Common Stock in an amount at least sufficient to consummate the Merger and the transactions contemplated thereby and (B) the approval of this Plan (the "CoreStates Meeting"), and (ii) an appropriate meeting of shareholders of Meridian to consider and vote upon the approval of this Plan (the "Meridian Meeting"; each of the CoreStates Meeting and the Meridian meeting, a "Meeting"), respectively, as promptly as practicable after the Registration Statement (as defined in Section 5.03) is declared effective. The Board of Directors of each of CoreStates and Meridian will recommend approval of such matters, and each of CoreStates and Meridian will take all reasonable lawful action to solicit such approval by its respective shareholders. Notwithstanding the foregoing, the Board of Directors of Meridian may determine not to recommend or solicit approval of the Merger or may withdraw its recommendation in favor of the Merger if it receives a written opinion of counsel that recommending or soliciting approval of the Merger, or failing to withdraw its recommendation, would constitute a breach or failure on the part of the Meridian Board of Directors to perform the duties of their office and any liability for such breach or failure would not be covered under Meridian's directors' and officers' liability insurance policy. Meridian and CoreStates shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     5.03.  Registration Statement.
            ----------------------

          (A) Each of CoreStates and Meridian agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by CoreStates with the SEC in connection with the issuance of CoreStates Common Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of CoreStates and Meridian constituting a part thereof (the "Joint Proxy Statement")). Each of Meridian and CoreStates agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. CoreStates also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Meridian agrees to furnish to CoreStates all information concerning Meridian, its subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

          (B) Each of Meridian and CoreStates agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the times of the CoreStates Meeting and the Meridian Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the same meeting in the Joint Proxy Statement or any amendment or supplement thereto. Each of Meridian and CoreStates agrees that the Joint Proxy Statement (except, in the case of Meridian, with respect to portions thereof prepared by CoreStates, and except, in the case of CoreStates, with respect to portions thereof prepared by Meridian) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and the Registration Statement (except, in the case of Meridian, with respect to portions thereof prepared by CoreStates, and except, in the case of CoreStates, with respect to portions thereof prepared by Meridian) will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

          (C) In the case of CoreStates, CoreStates will advise Meridian, promptly after CoreStates receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the CoreStates Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.04.  Press Releases.  Except as otherwise required by applicable law or
            --------------
the rules of the Nasdaq NMS or NYSE, neither CoreStates nor Meridian shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Plan or the Stock Option Agreements without the consent of the other party, which consent shall not be unreasonably withheld.

     5.05.  Access; Information.
            -------------------

          (A) Upon reasonable notice, it shall afford the other party and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to it (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request; and (B) it will not use any information obtained pursuant to this Section 5.05 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by it or as it is advised by counsel that any such information or document is required by law or applicable Nasdaq or NYSE rules to be disclosed. No investigation by either party of the business and affairs of another shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Plan, or the conditions to either party's obligation to complete the transactions contemplated by this Plan.

     5.06.  Acquisition Proposals.  Without the prior written consent of the
            ---------------------
other, neither Meridian nor CoreStates shall, and each of them shall cause its respective subsidiaries not to, and each of them shall direct its officers, directors and employees and bankers, financial advisors, attorneys, accountants and other representatives ("Representatives") not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person (other than the other party hereto) relating to a Takeover Proposal, or enter into any agreement with respect to or take any action to endorse or recommend a Takeover Proposal. As used herein, the term "Takeover Proposal" shall mean any proposal for a merger, consolidation or other business combination involving such party or such subsidiary or any of its significant subsidiaries (other than a merger, consolidation or other business combination in which such party is the surviving corporation), or any tender or exchange offer or other plan, proposal or offer by any person (other than the other party hereto) to acquire in any manner 10% or more of the shares of any class of voting securities of, or 20% or more of the assets of, such party or any of its significant subsidiaries, other than pursuant to the transactions contemplated by this Plan. Each of CoreStates and Meridian shall advise the other orally (within one business day) and in writing (as promptly as practicable), in reasonable detail, of any such inquiry or proposal which it or any of its subsidiaries or any Representative may receive and if such inquiry or proposal is in writing, then CoreStates or Meridian, as the case may be, shall deliver to the other a copy of such inquiry or proposal as promptly as practicable after the receipt thereof.

     5.07.  Affiliate Agreements.
            --------------------

          (A) Not later than the 15th day prior to the mailing of the Joint Proxy Statement, CoreStates shall deliver to Meridian, and Meridian shall deliver to CoreStates, a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an "affiliate" of it (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

          (B) Each of Meridian and CoreStates shall use its respective reasonable best efforts to cause each person who may be deemed to be an Affiliate of Meridian or CoreStates, as the case may be, to execute and deliver to Meridian and CoreStates on a date at least 40 days prior to the Merger an agreement in the form attached hereto as Exhibit D or Exhibit E, respectively.

     5.08.  Certain Modifications.
            ---------------------

          In the case of Meridian, Meridian agrees to amend its Dividend Reinvestment Plan ("DRP") so that after the execution of this Plan, no original issue shares or treasury shares of Meridian Common Stock will be issued under the DRP.

     5.09.  Takeover Laws.  No party shall take any action that would cause the
            -------------
transactions contemplated by this Plan and/or the Stock Option Agreements to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan and the Stock Option Agreements from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, applicable provisions of Chapter 25 of the BCL, other Takeover Laws of the Commonwealth of Pennsylvania or Takeover Laws of any other State that purport to apply to this Plan, the Stock Option Agreements or the transactions contemplated hereby or thereby.

     5.10.  Shares Listed.  In the case of CoreStates, CoreStates shall use its
            -------------
reasonable best efforts to cause to be approved for listing, prior to the Effective Date, on the NYSE, upon official notice of issuance, the shares of CoreStates Common Stock to be issued to the holders of Meridian Common Stock in the Merger.

     5.11.  Regulatory Applications.
            -----------------------

          (A) Each party shall promptly (i) prepare and submit applications to the appropriate Regulatory Authorities and (ii) make all other appropriate filings to secure all other approvals, consents and rulings, which are necessary for it to complete the Merger.

          (B) Each of CoreStates and Meridian agrees to cooperate with the other and, subject to the terms and conditions set forth in this Plan, use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Regulatory Authorities necessary or advisable to complete the transactions contemplated by this Plan, including without limitation the regulatory approvals referred to in
Section 6.02. Each of CoreStates and Meridian shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to, any third party or any Regulatory Authorities in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to complete the transactions contemplated by this Plan and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

          (C) Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Regulatory Authority.

     5.12.  Indemnification.
            ---------------

          (A) For six years after the Effective Date (except as such time period is inapplicable as described below), CoreStates shall indemnify, defend and hold harmless the present and former directors, officers and employees of Meridian and its subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation and without regard to the six year time limit otherwise imposed by this Section 5.12(A), the transactions contemplated by this Plan and the Meridian Stock Option Agreement) to the fullest extent that such persons are indemnified under Meridian's articles of incorporation and by-laws as in effect on the date hereof (and during such period

CoreStates shall also advance expenses (including expenses described in Section 5.12(E)) as incurred to the fullest extent permitted under Meridian's articles of incorporation and by-laws as in effect on the date hereof, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification with no bond or security to be required). Notwithstanding the foregoing or anything to the contrary contained elsewhere herein, CoreStates's indemnity agreement set forth above shall be limited to cover claims only to the extent that such claims are not paid under Meridian's directors' and officers' liability insurance policies referred to in Section 5.12(B) (or any substitute policy permitted by such section).

          (B) CoreStates shall maintain Meridian's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms no less favorable, including CoreStates's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six years after the Effective Date; provided, however, that in no event shall CoreStates be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 5.12(B), any amount per annum in excess of 250% of the amount of the annual premiums paid as of the date hereof by Meridian for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, CoreStates shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In the event that CoreStates acts as its own insurer for all of its directors and officers with respect to matters typically covered by a directors' and officers' liability insurance policy, CoreStates's obligations under this Section 5.12(B) may be satisfied by such self insurance, so long as its senior debt ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc. are not lower than such ratings as of the date hereof.

          (C) Any Indemnified Party wishing to claim indemnification under
Section 5.12(A), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify CoreStates thereof; provided that the failure so to notify shall not affect the obligations of CoreStates under Section 5.12(A) unless and to the extent CoreStates has no actual knowledge of such claim, action, suit, proceeding or investigation and such failure so to notify materially increases CoreStates's liability under such
Section 5.12(A).

          (D) If CoreStates or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of CoreStates shall assume the obligations set forth in this Section 5.12.

          (E) CoreStates shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.12. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

     5.13.  Benefit Plans.
            -------------

          (A) As soon as practicable after the Effective Date, CoreStates shall take all reasonable action so that employees of Meridian and its subsidiaries shall be generally entitled to participate in the pension, severance, benefit, vacation, sick pay and similar plans on substantially the same terms and conditions as employees of CoreStates and its subsidiaries, and until such time, the plans of Meridian shall remain in effect; provided, that no employee of Meridian who becomes an employee of CoreStates and who elects coverage by CoreStates's medical insurance plans shall be excluded from coverage thereunder (for such employee or any other covered person) on the basis of a preexisting condition that was not also excluded under Meridian's medical insurance plans, but to the extent such preexisting condition was excluded from coverage under Meridian's medical insurance plans, this proviso shall not require coverage for such preexisting condition. For the purpose of determining eligibility to participate in such plans, eligibility for benefit forms and subsidies, the vesting of benefits under such plans and the accrual of benefits under such plans (including, but not limited to, any pension, severance, 401(k), employee stock ownership, vacation and sick pay), without duplicating any benefits, CoreStates shall give effect to years of service (and for purposes of qualified and nonqualified pension plans, prior earnings) with Meridian or its subsidiaries (and to the extent required by such plan, service with other corporations), as the case may be, as if they were with CoreStates or its subsidiaries. CoreStates also shall, and shall cause its subsidiaries to, continue to honor, to the extent required by law, in accordance with their terms all employment, severance, consulting and other compensation contracts, disclosed in Section 4.03(M) of the Meridian Disclosure Letter, between Meridian or any of its subsidiaries and any current or former director, officer or employee thereof. CoreStates hereby expressly assumes and agrees to perform the termination agreements in effect with the individuals listed on Schedule 5.13(a) hereto in the same manner and to the same extent that Meridian would be required to perform such agreements if CoreStates had not succeeded to the business of Meridian. In addition, Meridian will enter into agreements with the first two individuals listed on Schedule 5.13(a), which shall be generally consistent with the summary term sheet, attached hereto as Exhibit F, and shall supersede the termination agreements currently in effect. The parties will work in good faith to treat affected employees in an equitable manner under all supplemental plans, policies or arrangements.

          (B) As soon as practicable, but no more than 60 days after the date hereof, Meridian shall enter into agreements with those individuals listed on
Schedule 5.13(b) hereto. Such agreements shall be substantially in the form attached hereto as Exhibit G. Upon execution of each such agreement, any prior employment, salary continuation, termination, severance or other similar agreement between such individual and Meridian or any of its subsidiaries shall be cancelled and shall be of no further force or effect.

          (C) Any executive of Meridian (or of an affiliated company and who was set forth on a list delivered to CoreStates prior to the execution hereof for the following purpose) who on the date hereof has an annual salary rate of $120,000 or more or is listed on Disclosure Letter 5.13(c) (the "Covered Employees"), shall be covered on and after the Effective Date by an executive severance policy (the "Policy") adopted by CoreStates (which policy shall also benefit similarly situated CoreStates executives), which shall provide severance benefits between 12 and 18 months (consistent with existing commitments made by Meridian) of (i) salary continuation, (ii) the Covered Employee's 1995 target annual bonus amount under the Meridian annual bonus plan and (iii) continuation of medical benefits in the event that an executive is terminated other than for "Cause", as defined in the Policy, or voluntarily terminates employment due to certain delineated demotions; provided, however, that the average of the severance attributable to all Covered Employees shall not exceed 15 months. The Policy shall generally be based on the proposed Meridian Severance Policy, attached hereto as Exhibit H.

          (D) To the extent CoreStates provides Meridian assurances, reasonably satisfactory to Meridian's Board of Directors, that it will honor the obligations of Meridian under the related plans, Meridian shall take all steps necessary to ensure that no amounts will be contributed to any grantor trust by Meridian or its subsidiaries on account of any compensation or benefit plan, program or arrangement benefitting one or more employees of Meridian, including, but not limited to, the Meridian Supplemental Executive Retirement Plan, the Meridian Supplemental Salary Reduction Plan and the Meridian Retirement Restoration Plan. Any such grantor trust shall be terminated and shall be of no further force or effect as of the Effective Date, to the extent permitted by law.

          (E) Any CoreStates or Meridian (and, in general, any employee of an affiliated company thereof) employee who (i) is not entering into an agreement pursuant to Section 5.13(B) hereof, (ii) is not covered by any termination or severance agreement and (iii) is not covered by the Policy described in Section 5.13(C) above shall receive severance payments if he or she is involuntarily terminated from employment during the period commencing on the Effective Date and ending one year thereafter equal to the greater of six months of salary or the amount provided for under the applicable CoreStates severance policy. In addition, each such terminated employee shall be entitled to continued coverage under CoreStates's medical insurance plans (or the equivalent thereof) for a period of time which is coextensive with the period on which the employee's severance is based.

          (F) Meridian and CoreStates shall take all actions necessary to ensure that on or after the Effective Date the Meridian Employee Stock Ownership Plan (the "ESOP") shall continue in effect for employees of Meridian and CoreStates, except that CoreStates Common Stock shall be held by the ESOP, as successor to Meridian Common Stock.

     5.14.  Certain Director and Officer Positions.
            --------------------------------------

          (A) CoreStates agrees to fix the size of its Board at 15 members and to cause five members of Meridian's Board of Directors consisting of Mr. McCullough and Mr. Strawbridge and three other current directors of Meridian selected by CoreStates from a list of six persons, nominated by Meridian and willing so to serve subject to any applicable legal restrictions ("Former Meridian Directors") to be elected or appointed as directors of CoreStates at, or as promptly as practicable after, the Effective Time. Two of the Former Meridian Directors, including Mr. McCullough, shall be appointed to the class of the Board of Directors of CoreStates elected by the shareholders of CoreStates at the annual meeting of CoreStates immediately preceding the Effective Date. Two of the Former Meridian Directors shall be appointed to the class of the Board of Directors of CoreStates elected by the shareholders of CoreStates at the annual meeting of CoreStates immediately preceding the annual meeting referenced in the preceding sentence. The remaining Former Meridian Director shall be appointed to the remaining class of the CoreStates Board of Directors.

          (B) CoreStates agrees to cause that number of Former Meridian Directors to be elected or appointed as members of the Executive Committee of the Board of Directors of CoreStates at, or as promptly as practicable after, the Effective Time as shall constitute one-third of the members of such committee and which Former Meridian Directors shall include Mr. McCullough and other Former Meridian Directors agreed upon by the Chief Executive Officers of Meridian and CoreStates prior to the Effective Time. In the event Meridian Bank is merged into CoreStates Bank, N.A., the Board of Directors of CoreStates Bank, N.A. immediately following the Merger shall consist of that number of former Meridian Bank directors as bears the same proportion to the total number of directors of CoreStates Bank, N.A. as the number of

Former Meridian Directors bears to the total number of directors of CoreStates.

          (C) At the Effective Time, CoreStates's Board of Directors shall elect or appoint (i) Mr. McCullough as President and Chief Operating Officer of CoreStates, (ii) Mr. Sparks as Chief Financial Officer of CoreStates, and (iii) each of them as members of the Office of the Chairman.

     5.15.  Notification of Certain Matters.  Each of Meridian and CoreStates
            -------------------------------
shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     5.16.  Dividend Adjustment.  After the date of this Agreement, each of
            -------------------
CoreStates and Meridian shall coordinate with the other the payment of dividends with respect to the CoreStates Common Stock and Meridian Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of CoreStates Common Stock and Meridian Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of CoreStates Common Stock and/or Meridian Common Stock or any shares of CoreStates Common Stock that any such holder receives in exchange for such shares of Meridian Common Stock in the Merger.

     5.17.  Post-Merger Operations.  It is the present intention of CoreStates
            ----------------------
that the Continuing Corporation maintain a substantial and prominent presence in the Reading market and, in connection therewith, shall continue to use and occupy Meridian's Spring Ridge Operations Center and, upon completion thereof, Meridian's headquarters building currently under construction in Reading, subject in each such case to such changes in business plans as the Board of Directors of the Continuing Corporation may determine to be in the best interests of the Continuing Corporation and its shareholders, employees, customers and the communities it serves.

VI.  CONDITIONS TO CONSUMMATION OF THE MERGER.
     ----------------------------------------

     The obligations of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following (except that only Meridian's obligations are conditioned upon satisfaction of Section 6.06 and only CoreStates's obligations are conditioned upon satisfaction of Sections 6.07 and 6.12):

     6.01.  Shareholder Vote.  Approval of (i) this Plan by the requisite votes
            ----------------
of the shareholders of Meridian and CoreStates and (ii) in the case of CoreStates, the amendment to its Articles of Incorporation by the requisite vote of the shareholders of CoreStates;

     6.02.  Regulatory Approvals.  Procurement by CoreStates and Meridian of all
            --------------------
requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto and such approvals and consents shall not impose any condition or restriction upon the Continuing Corporation or its subsidiaries which would be reasonably expected either (i) to have a Material Adverse Effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Continuing Corporation, or (ii) to prevent the parties from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby that they currently anticipate obtaining therefrom;

     6.03.  Third Party Consents.  All consents or approvals of all persons
            --------------------
(other than Regulatory Authorities) required for the completion of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Meridian or CoreStates;

     6.04.  No Injunction, Etc.  No order, decree or injunction of any court or
            -------------------
agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of the Merger or any of the other transactions contemplated hereby;

     6.05.  Pooling Letters.  Meridian shall have received from KPMG Peat
            ---------------
Marwick LLP, independent auditors for Meridian, and CoreStates shall have received from Ernst & Young, independent auditors for CoreStates, letters, dated the date of or shortly prior to each of the mailing dates of the Joint Proxy Statement and the Effective Date, to the effect that the Merger, if consummated in accordance with this Plan, qualifies for pooling of interests accounting treatment;

     6.06.  Representations, Warranties and Covenants of CoreStates. (i) Each of
            -------------------------------------------------------
the representations and warranties contained herein of CoreStates shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by Section 4.02, (ii) each and all of the agreements and covenants of CoreStates to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) Meridian shall have received a certificate signed by the Chief Financial Officer of CoreStates, dated the Effective Date, to the effect set forth in clauses (i) and (ii);

     6.07.  Representations, Warranties and Covenants of Meridian.  (i) Each of
            -----------------------------------------------------
the representations and warranties contained herein of Meridian shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by Section 4.02, (ii) each and all of the agreements and covenants of Meridian to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) CoreStates shall have received a certificate signed by the Chief Financial Officer of Meridian, dated the Effective Date, to the effect set forth in clauses (i) and (ii);

     6.08.  Effective Registration Statement.  The Registration Statement shall
            --------------------------------
have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority;

     6.09.  Blue-Sky Permits.  CoreStates shall have received all state
            ----------------
securities laws and "blue sky" permits necessary to consummate the Merger;

     6.10.  Tax Opinion.  CoreStates shall have received an opinion from Simpson
            -----------
Thacher & Bartlett, and Meridian shall have received an opinion from Stevens & Lee, to the effect that (i) the Merger constitutes a reorganization under
Section 368 of the Code, and (ii) no gain or loss will be recognized by shareholders of Meridian who receive shares of CoreStates Common Stock, in exchange for their shares of Meridian Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their respective opinions, each such counsel may require and rely upon representations and agreements contained in certificates of officers of CoreStates, Meridian, and others;

     6.11.  NYSE Listing.  The shares of CoreStates Common Stock issuable
            ------------
pursuant to this Plan shall have been approved for listing on the NYSE, subject to official notice of issuance; and

     6.12.  Rights Agreements.  No "Distribution Date," "Stock Acquisition Date"
            -----------------
or "Triggering Event" (as each of such terms are defined in the Meridian Rights Agreement) shall have occurred.

VII.  TERMINATION.
      -----------

     7.01.  Termination.  This Plan may be terminated, and the Merger may be
            -----------
abandoned:

          (A) Mutual Consent.  At any time prior to the Effective Time, by the
              --------------
mutual consent of CoreStates and Meridian, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (B) Delay.  At any time prior to the Effective Time, by CoreStates or
              -----
Meridian, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by September 30, 1996, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 7.01(B).

          (C) No Approval.  By Meridian or CoreStates, if its Board of Directors
              -----------
so determines by a vote of a majority of the members of its entire Board, in the event that (i) the consent of the Board of Governors of the Federal Reserve System for consummation of the Merger and the other transactions contemplated by this Plan shall have been denied by final action of the Board and the time for appeal shall have expired, or (ii) any shareholder approval required by Section
6.01 herein is not obtained at the Meridian Meeting or the CoreStates Meeting.

          (D) Possible Adjustment.  By Meridian, if its Board of Directors so
              -------------------
determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if either (x) both of the following conditions are satisfied:

               (1) the Average Closing Price on the Determination Date of shares of CoreStates Common Stock shall be less than $32.725; and

               (2) (i) the number obtained by dividing the Average Closing Price on the Determination Date by $38.50 (such number being referred to herein as the "CoreStates Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (x)(2)(ii) (such number being referred to herein as the "Index Ratio");

or (y) the Average Closing Price on the Determination Date of shares of CoreStates Common Stock shall be less than the product of 0.75 and the Starting Price;

subject, however, to the following four sentences. If Meridian elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to CoreStates which notice shall specify which of clauses (x) or (y) is applicable (or if both would be applicable, which clause is being invoked); provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, CoreStates shall have the option in the case of a failure to satisfy the condition in clause (x), of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $32.725 and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the CoreStates Ratio. During such five-day period, CoreStates shall have the option, in the case of a failure to satisfy the condition in clause (y), to elect to increase the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of 0.75, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price. If CoreStates makes an election contemplated by either of the two preceding sentences, within such five-day period, it shall give prompt written notice to Meridian of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.01(D) and this Plan shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this
Section 7.01(D).

     For purposes of this Section 7.01(D), the following terms shall have the meanings indicated:

          "Average Closing Price" means the average of the daily last sale prices of CoreStates Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

          "Determination Date" means the date on which the approval of the Federal Reserve Board required for completion of the Merger shall be received.

          "Index Group" means the group of each of the 11 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the

     Determination Date, an announcement of a proposal for the acquisition or sale of such company. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 11 bank holding companies and the weights attributed to them are as follows:


               Bank Holding Company             Weighting
               --------------------             ---------

     Bank of Boston (BKB)                            8.03
     Barnett Banks, Inc. (BBI)                       8.12
     Boatmen's Bancshares, Inc. (BOAT)               7.23
     Comerica (CMA)                                  6.25
     First Bank System, Inc. (FBS)                   9.78
     Fleet Financial Group, Inc. (FLT)               8.18
     KeyCorp (KEY)                                  12.02
     Mellon Bank Corporation (MBC)                  10.11
     National City Corporation (NCC)                 6.87
     PNC Financial Corp (PNC)                        9.87
     The Bank of New York Company, Inc. (BK)        13.55
                                                   ------
                                                   100.00%

          "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

          "Starting Date" means October 9, 1995.

          "Starting Price" shall mean the last sale price per share of CoreStates Common Stock on October 10, 1995, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

     If any company belonging to the Index Group or CoreStates declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or CoreStates shall be appropriately adjusted for the purposes of applying this
Section 7.01(D).

          (E) Failure to Recommend, Etc.  At any time prior to the Meridian
              --------------------------
Meeting, by CoreStates if the Board of Directors of Meridian shall have failed to make its recommendation referred to in Section 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of CoreStates; or at any time prior to the CoreStates Meeting, by

Meridian if the Board of Directors of CoreStates shall have failed to make its recommendation referred to in Section 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of Meridian.

     7.02.  Effect of Termination and Abandonment.  In the event of termination
            -------------------------------------
of this Plan and the abandonment of the Merger pursuant to this Article VII, no party to this Plan shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 8.01, (ii) that each of the Stock Option Agreements shall be governed by its own terms as to termination and
(iii) that termination will not relieve a breaching party from liability for any willful breach of this Plan giving rise to such termination.

VIII.  OTHER MATTERS.
       -------------

     8.01.  Survival.  All representations, warranties, agreements and covenants
            --------
contained in this Plan shall not survive the Effective Time or termination of this Plan if this Plan is terminated prior to the Effective Time; provided, however, if the Effective Time occurs, the agreements of the parties in Sections 5.12, 5.13, 5.14, 8.01, 8.04, 8.06 and 8.09 shall survive the Effective Time, and if this Plan is terminated prior to the Effective Time, the agreements of the parties in Sections 5.05(B), 7.02, 8.01, 8.04, 8.05, 8.06, 8.07 and 8.09,
shall survive such termination.

     8.02.  Waiver; Amendment.  Prior to the Effective Time, any provision of
            -----------------
this Plan may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the Meridian Meeting the consideration to be received by the shareholders of Meridian for each share of Meridian Common Stock shall not thereby be decreased.

     8.03.  Counterparts.  This Plan may be executed in one or more
            ------------
counterparts, each of which shall be deemed to constitute an original.

     8.04.  Governing Law.  This Plan shall be governed by, and interpreted in
            -------------
accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles thereof.

     8.05.  Expenses.  Each party hereto will bear all expenses incurred by it
            --------
in connection with this Plan and the transactions contemplated hereby, except that printing expenses and SEC registration fees shall be shared equally between Meridian and CoreStates.

     8.06.  Confidentiality.  Except as otherwise provided in Section 5.05(B),
            ---------------
each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed or as it is advised by counsel that any such information or document is required by law or applicable Nasdaq or NYSE rule to be disclosed. For purposes of this Agreement, the term "major portion" of the economic benefits of the Merger means two-thirds of such economic benefits.

     8.07.  Notices.  All notices, requests and other communications hereunder
            -------
to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

     If to CoreStates, to:    CoreStates Financial Corp
                              Broad & Chestnut Streets
                              Philadelphia, Pennsylvania  19107

                              Attention:  Terrence A. Larsen,
                                      Chairman and Chief Executive
                                      Officer

     With copies to:          David T. Walker
                              Counsel
                              CoreStates Financial Corp
                              PNB Building, F.C. 1-1-17-1
                              Broad and Chestnut Streets
                              Philadelphia, Pennsylvania  19107

          and to:             Simpson Thacher & Bartlett
                              425 Lexington Avenue
                              New York, New York  10017

                              Attention:  Lee Meyerson, Esq.

     If to Meridian, to:      Meridian Bancorp, Inc.
                              35 North Sixth Street
                              Reading, Pennsylvania  19603

                              Attention:  Samuel A. McCullough,
                                      Chairman, President and
                                      Chief Executive Officer

     With a copy to:          Stevens & Lee
                              111 North Sixth Street
                              P.O. Box 679
                              Reading, Pennsylvania  19603

                              Attention:  Joseph M. Harenza,
                                     Esquire

                              Sullivan & Cromwell
                              125 Broad Street
                              New York, New York  10004

                              Attention:  H. Rodgin Cohen,
                                     Esquire

     8.08.  Definitions.  Any term defined anywhere in this Plan shall have the
            -----------
meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:

          (A) the term "Material Adverse Effect" shall mean, with respect to Meridian or CoreStates, respectively, any effect that (i) is material and adverse to the financial position, results of operations or business of Meridian and its subsidiaries taken as a whole, or CoreStates and its subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of Meridian or CoreStates, respectively, to perform its obligations under this Plan or the consummation of the Merger and the other transactions contemplated by this Plan; provided, however, that Material Adverse Effect shall not be deemed to include the impact of actions or omissions of Meridian, or CoreStates taken with the prior informed consent of Meridian or CoreStates, as applicable, in contemplation of the transactions contemplated hereby;

          (B) the term "person" shall mean any individual, bank, savings association, corporation, partnership, association, joint-stock company, business trust or unincorporated organization;

          (C) the term "Previously Disclosed" by a party shall mean information set forth in its Disclosure Letter or a schedule that is delivered by that party to the other party prior to the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan;

          (D) the term "Rights" means, with respect to any person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock of such person; and

          (E) the terms "subsidiary" and "significant subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

     8.09.  Entire Understanding; No Third Party Beneficiaries.  This Plan and
            --------------------------------------------------
the Stock Option Agreements together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Except for Sections 5.12, 5.13 and 5.14, nothing in this Plan, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

     8.10.  Headings.  The headings contained in this Plan are for reference
            --------
purposes only and are not part of this Plan.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                              MERIDIAN BANCORP, INC.

                              By /s/Samuel A. McCullough
                                --------------------------------
                                    Samuel A. McCullough,
                                    Chairman, President and Chief
                                    Executive Officer


                              CORESTATES FINANCIAL CORP

                              By /s/Terrence A. Larsen
                                --------------------------------
                                    Terrence A. Larsen,
                                    Chairman and Chief Executive Officer

                                SCHEDULE 5.13(a)


Samuel A. McCullough
David E. Sparks
William M. Fenimore, Jr.
George W. Grosz

                                SCHEDULE 5.13(b)


P. Sue Perrotty
R. William Holland
Wayne R. Huey, Jr.
Thomas G. Strohm
Richard E. Meyers

                                                                       Exhibit A

                    FORM OF MERIDIAN STOCK OPTION AGREEMENT
                    ---------------------------------------


     STOCK OPTION AGREEMENT, dated as of October 10, 1995 (the "Agreement"), by and between MERIDIAN BANCORP, INC., a Pennsylvania corporation ("Issuer"), and CORESTATES FINANCIAL CORP, a Pennsylvania corporation ("Grantee").

                                    RECITALS

          A.   The Plan.  Grantee and Issuer are concurrently herewith entering
               --------
into an Agreement and Plan of Merger, dated as of the date hereof (the "Plan"), providing for, among other things, the merger of Issuer with and into Grantee, with Grantee being the surviving corporation.

          B.  Condition to Plan.  As a condition and inducement to Grantee's
              -----------------
execution of the Plan and Grantee's agreement referred to in the next sentence, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined). As a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee and Issuer have concurrently herewith entered into an agreement (the "CoreStates Stock Option Agreement") to grant an option to Issuer on terms and conditions substantially identical to those of the Option and this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan and the CoreStates Stock Option Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

          1.   Defined Terms.  Capitalized terms which are used but not defined
               -------------
herein shall have the meanings ascribed to such terms in the Plan.

          2.   Grant of Option.  Subject to the terms and conditions set forth
               ---------------
herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $5.00 per share ("Issuer Common Stock"), of Issuer up to 11,506,698 of such shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $38 13/16. Each Option Share issued upon exercise of the Option shall be accompanied by Meridian Rights as provided in the Meridian Rights Agreement.

          3.   Exercise of Option.
               -----------------

               (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or, in the case of Grantee, the Plan or the CoreStates Stock Option, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as hereinafter defined) or (C) 18 months after termination of the Plan following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. Notwithstanding the termination of the Option, Grantee or Holder as the case may be, shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance herewith prior to the termination of the Option. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

               (b) As used herein, a "Purchase Event" means any of the following events:

                   (i) Without Grantee's prior written consent, Issuer shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Plan), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 15% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in each case of (A), (B), or (C), any merger, consolidation, share exchange or similar transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the completion of such merger, consolidation, or similar transaction (provided any such transaction is not violative of the Plan) (each of (A), (B), or (C), an "Acquisition Transaction"); or

                   (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or any subsidiary of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the voting power of Issuer or any of its significant subsidiaries; or

                   (iii) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                   (iv) the shareholders shall not have approved the Plan by the requisite vote at the Meridian Meeting, the Meridian Meeting shall not have been held or shall have been canceled prior to termination of the Plan, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act, as amended ("HOLA"), the BHC Act, the Bank Merger Act, as amended (the "BMA") or the Change in Bank Control Act of 1978, as amended (the "CBCA"), for approval to engage in an Acquisition Transaction.

               (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                   (i) any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its shareholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                   (ii) after a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Plan terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Plan; or

                   (iii) any person (other than Grantee or any subsidiary of Grantee) other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any Regulatory Authority for approval to engage in an Acquisition Transaction; or

                   (iv) any event entitling Grantee to terminate the Plan pursuant to Section 7.01(E) thereof.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

               (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

               (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided that if the Closing cannot be consummated by reason of any applicable judgement, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, without limiting the foregoing, that if prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

               (f) Notwithstanding Section 3(e), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Holder receives official notice that an approval of any other Regulatory Authority required for the purchase of Option Shares will not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise its right as set forth in Section 8 to exercise the Option in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 9. The provisions of this Section 3 and Section 4 shall apply with appropriate adjustments to any such exercise.

          4.   Payment and Delivery of Certificates.
               ------------------------------------

               (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f).

               (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

               (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF

     1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 10, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificates without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

               (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4(d) in the name of Holder or its assignee, transferee, or designee.

               (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory

Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

          5.   Representations and Warranties of Issuer.  Issuer hereby
               ----------------------------------------
represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

               (a) Corporate Authority.  Issuer has full corporate power and
                   -------------------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and, subject to receiving any necessary Regulatory Approvals, the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.

               (b) Beneficial Ownership. To the best knowledge of Issuer, as of
                   --------------------
the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of Issuer Common Stock.

               (c) Shares Reserved for Issuance; Capital Stock.  Issuer has
                   -------------------------------------------
taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens, (other than those created by this Agreement) and not subject to any preemptive rights.

               (d) No Violations.  The execution, delivery and performance of
                   -------------
this Agreement does not and will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its articles of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

               (e) Board Action.  The Board of Directors of Issuer having
                   ------------
approved this Agreement and the consummation of the transactions contemplated hereby by the vote of greater than 66 2/3% of the members of the Meridian
Board of Directors, the provisions of Chapter 25 of the BCL, and the provisions of Articles Eleventh and Sixteenth of its Articles of Incorporation, do not and will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

               (f) Rights Amendment.  The Meridian Rights Agreement has been
                   ----------------
amended to provide that Grantee will not become an "Acquiring Person" or an "Adverse Person" and that no "Triggering Event," "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Meridian Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Plan or the consummation of the transactions contemplated hereby and thereby, including the acquisition of shares of Issuer Common Stock by Grantee or Holder pursuant to this Agreement.

          6.   Representations and Warranties of Grantee.  Grantee hereby
               -----------------------------------------
represents and warrants to Issuer as follows:

               (a) Corporate Authority.  Grantee has full corporate power and
                   -------------------
authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

               (b) Purchase Not for Distribution.  Any Option Shares or other
                   -----------------------------
securities acquired by Grantee or Holder upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

          7.   Adjustment upon Changes in Issuer Capitalization, Etc.
               ------------------------------------------------------

               (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, exercise of the Meridian Rights or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the

Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof, the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or
issued pursuant to the Option.    No provision of this Section 7 shall be deemed
to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

               (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

               (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

               (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

               (e) The following terms have the meanings indicated:

                   (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, or (z) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                   (ii) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                   (iii) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (I) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder divided by (II) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.

                   (iv) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

               (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

               (g) Issuer shall not enter into any transaction described in
Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this
Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

          8.   Repurchase at the Option of Holder.
               ----------------------------------

               (a) At the request of Holder at any time (i) commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 18 months immediately thereafter and (ii) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 3(f) (but solely as to shares of Issuer Common Stock with respect to which the required approval was not received, Issuer (or any successor) shall repurchase from Holder (x) the Option and (y) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                   (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                   (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                   (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

               (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval) and the period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to
Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased; provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under Section 9 until the expiration of such period of 30 business days. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

               (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq NMS during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to

Issuer, which determination shall be conclusive for all purposes of this Agreement.

               (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock, or (ii) Issuer has entered into an agreement pursuant to which any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) could or will be consummated.

          9.   Registration Rights.
               -------------------

               (a) Demand Registration Rights.  Issuer shall, subject to the
                   --------------------------
conditions of Section 9(c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

               (b) Additional Registration Rights.  If Issuer at any time after
                   ------------------------------
the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

               (c) Conditions to Required Registration.  Issuer shall use all
                   -----------------------------------
reasonable efforts to cause each registration statement referred to in Section 9(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a) above:

                   (i) prior to the earliest of (a) termination of the Plan pursuant to Article VII thereof, (b) failure to obtain the requisite shareholder approval pursuant to Section 6.01 of the Plan, and (c) a Purchase Event or a Preliminary Purchase Event;

                   (ii)  on more than one occasion during any calendar year;

                   (iii) within 90 days after the effective date of a registration referred to in Section 9(b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                   (iv) unless a request therefor is made to Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

          In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

               (d) Expenses.  Except where applicable state law prohibits such
                   --------
payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 9(a) or 9(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or 9(b) above.

               (e) Indemnification.  In connection with any registration under
                   ---------------
Section 9(a) or 9(b) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

          Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e) unless the failure so to notify the indemnified party results in substantial prejudice thereto. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
(i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

          If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

          In connection with any registration pursuant to Section 9(a) or 9(b) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

               (f) Miscellaneous Reporting.  Issuer shall comply with all
                   -----------------------
reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

               (g) Issue Taxes.  Issuer will pay all stamp taxes in connection
                   -----------
with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

          10.  Quotation; Listing.  If Issuer Common Stock or any other
               ------------------
securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NYSE, the Nasdaq NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE, the Nasdaq NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

          11.  Division of Option.  This Agreement (and the Option granted
               ------------------
hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          12.  Miscellaneous.
               -------------

               (a) Expenses.  Each of the parties hereto shall bear and pay
                   --------
all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

               (b) Waiver and Amendment.  Any provision of this Agreement may be
                   --------------------
waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               (c) Entire Agreement: No Third-Party Beneficiaries; Severability.
                   ------------------------------------------------------------
This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to
Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in
Section 2 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

               (d) Governing Law.  This Agreement shall be governed and
                   -------------
construed in accordance with the laws of the

Commonwealth of Pennsylvania without regard to any applicable conflicts of law rules.

               (e) Descriptive Headings.  The descriptive headings contained
                   --------------------
herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               (f) Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

               (g) Counterparts.  This Agreement and any amendments hereto may
                   ------------
be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

               (h) Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               (i) Further Assurances.  In the event of any exercise of the
                   ------------------
Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

               (j) Specific Performance.  The parties hereto agree that this
                   --------------------
Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

          IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                       MERIDIAN BANCORP, INC.

                                       By_________________________________
                                             Samuel A. McCullough,
                                             Chairman, President and Chief
                                             Executive Officer


                                       CORESTATES FINANCIAL CORP

                                       By_________________________________
                                             Terrence A. Larsen,
                                             Chairman and Chief Executive
                                             Officer

                                                                       Exhibit B

                   FORM OF CORESTATES STOCK OPTION AGREEMENT
                   -----------------------------------------


          STOCK OPTION AGREEMENT, dated as of October 10, 1995 (the "Agreement"), by and between CORESTATES FINANCIAL CORP, a Pennsylvania corporation ("Issuer"), and MERIDIAN BANCORP, INC., a Pennsylvania corporation ("Grantee").

                                    RECITALS

          A.   The Plan.  Grantee and Issuer are concurrently herewith entering
               --------
an Agreement and Plan of Merger, dated as of the date hereof (the "Plan"), providing for, among other things, the merger of Grantee with and into Issuer, with Issuer being the surviving corporation.

          B.   Condition to Plan.  As a condition and inducement to Grantee's
               -----------------
execution of the Plan and Grantee's agreement referred to in the next sentence, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined). As a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee and Issuer have concurrently herewith entered into an agreement (the "Meridian" Stock Option Agreement") to grant an option to Issuer on terms and conditions substantially identical to those of the Option and this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan and the Meridian Stock Option Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

          1.   Defined Terms.  Capitalized terms which are used but not defined
               -------------
herein shall have the meanings ascribed to such terms in the Plan.

          2.   Grant of Option.  Subject to the terms and conditions set forth
               ---------------
herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $1.00 per share ("Issuer Common Stock"), of Issuer up to 27,643,009 of such shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $38.50.

          3.   Exercise of Option.
               ------------------

               (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or, in the case of Grantee, the Plan or the Meridian Stock Option Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as hereinafter defined) or (C) 18 months after termination of the Plan following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. Notwithstanding the termination of the Option, Grantee or Holder as the case may be, shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance herewith prior to the termination of the Option. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

               (b) As used herein, a "Purchase Event" means any of the following events:

                   (i) Without Grantee's prior written consent, Issuer shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Plan), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 15% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in each case of (A), (B), or (C), any merger, consolidation, share exchange or similar transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction (provided any such transaction is not violative of the Plan) (each of (A), (B), or (C), an "Acquisition Transaction"); or

                   (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or any subsidiary of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the voting power of Issuer or any of its significant subsidiaries; or

                   (iii) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                   (iv) the shareholders shall not have approved the matters relating to the Plan requiring approval by the requisite vote at the CoreStates Meeting, the CoreStates Meeting shall not have been held or shall have been canceled prior to termination of the Plan, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the matters relating to the Plan requiring approval, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act, as amended ("HOLA"), the BHC Act, the Bank Merger Act, as amended (the "BMA") or the Change in Bank Control Act of 1978, as amended (the "CBCA"), for approval to engage in an Acquisition Transaction.

               (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                   (i) any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its shareholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                   (ii) after a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Plan terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Plan; or

                   (iii) any person (other than Grantee or any subsidiary of Grantee) other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any Regulatory Authority for approval to engage in an Acquisition Transaction; or

                   (iv) any event entitling Grantee to terminate the Plan pursuant to Section 7.01(E) thereof.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

               (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

               (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided that if the Closing cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, without limiting the foregoing, that if prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

               (f) Notwithstanding Section 3(e), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Holder receives official notice that an approval of any other Regulatory Authority required for the purchase of Option Shares will not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise its right as set forth in Section 8 to exercise the Option in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 9. The provisions of this Section 3 and Section 4 shall apply with appropriate adjustments to any such exercise.

          4.   Payment and Delivery of Certificates.
               ------------------------------------

               (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f).

               (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

               (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF

     1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 10, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with provisions of this Agreement under circumstances that do not require the retention of such reference.

               (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4(d) in the name of Holder or its assignee, transferee, or designee.

               (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory

Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

          5.   Representations and Warranties of Issuer.  Issuer hereby
               ----------------------------------------
represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

               (a) Corporate Authority.  Issuer has full corporate power and
                   -------------------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and, subject to receiving any necessary Regulatory Approval, the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.

               (b) Beneficial Ownership.  To the best knowledge of Issuer, as
                   --------------------
of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of Issuer Common Stock.

               (c) Shares Reserved for Issuance; Capital Stock.  Issuer has
                   -------------------------------------------
taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens (other than those created by this Agreement) and not subject to any preemptive rights.

               (d) No Violations.  The execution, delivery and performance of
                   -------------
this Agreement does not and will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its articles of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

               (e) Board Action.  The Board of Directors of Issuer having
                   ------------
approved this Agreement and the consummation of the transactions contemplated hereby by the vote of greater than 66 2/3% of the members of the Meridian
Board of Directors, the provisions of Chapter 25 of the BCL do not and will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

          6.   Representations and Warranties of Grantee.  Grantee hereby
               -----------------------------------------
represents and warrants to Issuer as follows:

               (a) Corporate Authority.  Grantee has full corporate power and
                   -------------------
authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

               (b) Purchase Not for Distribution.  Any Option Shares or other
                   -----------------------------
securities acquired by Grantee or Holder upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

          7.   Adjustment upon Changes in Issuer Capitalization, etc.
               ------------------------------------------------------

               (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, exercise of the CoreStates Rights or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof, the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer

Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

               (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

               (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

               (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

               (e) The following terms have the meanings indicated:

                   (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, or (z) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                   (ii) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                   (iii) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (I) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder divided by (II) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.

                   (iv) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

               (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

               (g) Issuer shall not enter into any transaction described in
Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this
Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

          8.   Repurchase at the Option of Holder.
               ----------------------------------

               (a) At the request of Holder at any time (i) commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 18 months immediately thereafter and (ii) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 3(f) (but solely as to shares of Issuer Common Stock with respect to which the required approval was not received) Issuer (or any successor) shall repurchase from Holder (x) the Option and (y) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                   (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                   (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                   (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

               (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval) and the period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased; provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under Section 9 until the expiration of such period of 30 business days. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

               (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

               (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock, or (ii) Issuer has entered into an agreement pursuant to which any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) could or will be consummated.

          9.   Registration Rights.
               -------------------

               (a) Demand Registration Rights.  Issuer shall, subject to the
                   --------------------------
conditions of Section 9(c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

               (b) Additional Registration Rights.  If Issuer at any time after
                   ------------------------------
the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this
Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

               (c) Conditions to Required Registration.  Issuer shall use all
                   -----------------------------------
reasonable efforts to cause each registration statement referred to in Section 9(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a) above:

                   (i) prior to the earliest of (a) termination of the Plan pursuant to Article VII thereof, (b) failure to obtain the requisite shareholder approval pursuant to Section 6.01 of the Plan, and (c) a Purchase Event or a Preliminary Purchase Event;

                   (ii)  on more than one occasion during any calendar year;

                   (iii) within 90 days after the effective date of a registration referred to in Section 9(b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                   (iv) unless a request therefor is made to Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

               In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

               (d) Expenses.  Except where applicable state law prohibits such
                   --------
payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 9(a) or 9(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or 9(b) above.

               (e) Indemnification.  In connection with any registration under
                   ---------------
Section 9(a) or 9(b) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

               Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e) unless the failure so to notify the indemnified party results in substantial prejudice thereto. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
(i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

               If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

               In connection with any registration pursuant to Section 9(a) or 9(b) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

               (f) Miscellaneous Reporting.  Issuer shall comply with all
                   -----------------------
reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

               (g) Issue Taxes.  Issuer will pay all stamp taxes in connection
                   -----------
with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

          10.  Quotation; Listing.  If Issuer Common Stock or any other
               ------------------
securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NYSE or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

          11.  Division of Option.  This Agreement (and the Option granted
               ------------------
hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          12.  Miscellaneous.
               -------------

               (a) Expenses.  Each of the parties hereto shall bear and pay all
                   --------
costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

               (b) Waiver and Amendment.  Any provision of this Agreement may be
                   --------------------
waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               (c) Entire Agreement:  No Third-Party Beneficiaries;
                   ------------------------------------------------
Severability.  This Agreement, together with the Plan and the other documents
-------------
and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 2 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

               (d) Governing Law.  This Agreement shall be governed and
                   -------------
construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law rules.

               (e) Descriptive Headings.  The descriptive headings contained
                   --------------------
herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               (f) Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

               (g) Counterparts.  This Agreement and any amendments hereto may
                   ------------
be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

               (h) Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by, operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               (i) Further Assurances.  In the event of any exercise of the
                   ------------------
Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

               (j) Specific Performance.  The parties hereto agree that this
                   --------------------
Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

          IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                       CORESTATES FINANCIAL CORP

                                       By_________________________________
                                             Terrence A. Larsen,
                                             Chairman and Chief Executive
                                             Officer


                                       MERIDIAN BANCORP, INC.

                                       By_________________________________
                                             Samuel A. McCullough,
                                             Chairman, President and Chief
                                             Executive Officer

                                                                       Exhibit C

                         AMENDMENT TO RIGHTS AGREEMENT
                         -----------------------------


          Amendment No. 2, dated as of October 10, 1995, to the Rights Agreement, dated as of July 25, 1989, as amended June 28, 1994 (as amended, the "Rights Agreement"), between MERIDIAN BANCORP, INC., a Pennsylvania business corporation (the "Company"), and MERIDIAN TRUST COMPANY, a Pennsylvania trust company, as Rights Agent (the "Rights Agent").

                                   WITNESSETH
                                   ----------

          WHEREAS, the Rights (as defined in the Rights Agreement) distributed in accordance with the Rights Agreement remain issued and outstanding;

          WHEREAS, no Distribution Date or Triggering Event (each as defined in the Rights Agreement) has occurred;

          WHEREAS, the Company and CoreStates Financial Corp, a Pennsylvania business corporation ("CoreStates"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company would merge with and into CoreStates (the "Merger");

          WHEREAS, concurrently with the execution of the Merger Agreement, the Company and CoreStates will enter into a Stock Option Agreement referred to therein (the "Stock Option Agreement") pursuant to which the Company would grant to CoreStates an option to acquire up to 19.9% of the outstanding shares of Common Stock of the Company under certain circumstances;

          WHEREAS, in connection with the anticipated approval, execution and delivery of the Merger Agreement and the Stock Option Agreement, the Board of Directors of the Company deems it advisable and in the best interests of the Company to make certain changes in the Rights Agreement as set forth herein; and

          WHEREAS, the Board of Directors of the Company has adopted, in accordance with Section 27 of the Rights Agreement, a resolution approving this Amendment and directing the appropriate officers of the Company to take all appropriate steps to execute and put into effect this Amendment and an appropriate officer of the Company has provided a certificate to the Rights Agent as provided for in such Section 27.

          NOW, THEREFORE, in consideration of the premises and covenants set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

          1. Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

               "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of (i) 19.9% or more of the shares of Common Stock or (ii) Voting Securities that in the aggregate represent 19.9% or more of the Total Voting Power, but shall not include any of the following:

                   (A) the Company, any Subsidiary of the Company, any employee stock option plan or other employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;

                   (B) until the termination of the Stock Option Agreement in accordance with its terms prior to any exercise thereunder, CoreStates or any Affiliate or Associate of CoreStates, as a result of their acquisition of Beneficial Ownership of Common Stock of the Company by reason of the approval, execution, or delivery of the Stock Option Agreement or the Merger Agreement or by reason of the completion of any transaction or the exercise of any Option contemplated by the Stock Option Agreement or the Merger Agreement, so long as CoreStates and any Affiliate or Associate of CoreStates is not the Beneficial Owner of any Common Stock of the Company other than (w) Common Stock of the Company of which CoreStates or any Affiliate or Associate of CoreStates is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the Stock Option Agreement or the Merger Agreement, or by reason of the completion of any transaction or the exercising of the Option contemplated by the Stock Option Agreement, the Merger Agreement, or both, (x) Common Stock of the Company Beneficially Owned by CoreStates or any Affiliate or Associate of CoreStates on the date hereof, (y) Common Stock of the Company of which CoreStates or any Affiliate or Associate of CoreStates inadvertently becomes the Beneficial Owner after the date hereof, provided that the number of such shares of Common Stock does not exceed 1% of the shares of Common Stock of the Company outstanding on the date hereof and that CoreStates or any such Affiliate or Associate, as the case may be, divests such Common Stock as soon as practicable after it becomes aware of such acquisition of Beneficial Ownership, and (z) Common Stock of the Company

          Beneficially Owned or otherwise held by CoreStates or any Affiliate or Associate of CoreStates in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in either case in the ordinary course of its banking business.

     Notwithstanding the foregoing, no Person shall become an "Acquiring Person" solely as the result of any acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the Common Stock of the Company then outstanding; provided, however, that if a Person not otherwise excluded from the definition of "Acquiring Person" pursuant to Paragraph (B) above shall become the Beneficial Owner of 19.9% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Stock of the Company, then such Person shall be deemed to be an Acquiring Person."

          2. Section 1(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

                   "(b) 'Adverse Person' shall mean any Person declared to be an Adverse Person by the Board of Directors upon a determination by such Directors that the criteria set forth in Section 11(a)(ii)(B) apply to such Person, provided, however, that the
                                                  --------  -------
               Board of Directors shall not declare CoreStates or any Affiliate or Associate of CoreStates to be an Adverse Person as a result of the Merger Agreement, the Stock Option Agreement, their acquisition of Beneficial Ownership of shares of Common Stock by reason of the Stock Option Agreement or the Merger Agreement, or by reason of the consummation of any transaction or the exercise of any option contemplated by the Stock Option Agreement or the Merger Agreement."

          3. A new Section 1(ll) is added to the Rights Agreement, to read as follows:

               "(ll) "CoreStates" shall mean CoreStates Financial Corp, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, and its successors."

          4. A new Section 1(mm) is added to the Rights Agreement, to read as follows:

               "(mm) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of October 10, 1995, by and between CoreStates and the Company, as the same may be amended from time to time."

          5. A new Section 1(nn) is added to the Rights Agreement, to read as follows:

               "(nn) "Stock Option Agreement" shall mean the Stock Option Agreement, dated as of October 10, 1995, by and between the Company, as issuer, and CoreStates, as grantee, as the same may be amended from time to time."

          6. A new Section 1(oo) is added to the Rights Agreement, to read as follows:

               "(oo) "Termination Time" shall be immediately prior to the Effective Time, as defined in the Merger Agreement."

          7. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

               "(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), and
     Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash, or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on July 25, 1999 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) the Termination Time.

          8. Section 13(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

               "(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Voting Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof); provided, however, that so long as the Merger Agreement shall not have been terminated, the references to other "Person" and any "Person" with respect to the transactions listed in clauses (x), (y), and (z) above shall not include CoreStates or any of its Affiliates; then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be
     made so that:   (i) each holder of a Right, except as provided in Section
     7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable, and freely tradeable shares of Common Stock of the Principal Party (as such term in hereinafter defined), not subject to any liens, encumbrances, rights of first refusal, or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then-current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a
     Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of completion of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
     Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event."

          9. Clause (iv) of Section 25(a) of the Rights Agreement is amended to read as follows:

               "(iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), provided, however, that so long as the Merger Agreement shall not have been terminated, such other Person shall not, in any such consolidation, merger, or sale or transfer of assets or earning power, include CoreStates or any of its Affiliates or Associates,"

          10. A new Section 35 is added to the Rights Agreement, to read in its entirety as follows:

               "Section 35.  Termination.  This Agreement shall terminate at the
                             -----------
     Termination Time and all rights,
     benefits, obligations, duties and agencies created by this Agreement shall be terminated at such Termination Time. All Rights issued and outstanding shall, at the Termination Time, cease to exist and shall be terminated without any payment to any holder thereof."

          11. On or after the date hereof, each reference in the Rights Agreement (including the Exhibits thereto) to "This Agreement," "hereunder," "herein" or words of like import shall mean and be a reference to the Rights Agreement as amended hereby and all Exhibits thereto shall be deemed to be amended to reflect the amendments made hereby.

          12. This Amendment shall be effective as of the date of its execution and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          13. Capitalized terms which are used but not defined herein shall have the meaning ascribed to such terms in the Rights Agreement.

          14. If any term, provision, covenant, or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

          15. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth applicable to contracts made and to be performed entirely within the Commonwealth.

          16. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

                                       MERIDIAN BANCORP, INC.

                                       By_________________________________

                                       Attest:____________________________


                                       MERIDIAN TRUST COMPANY

                                       By_________________________________

                                       Attest:____________________________

                                                                       Exhibit D

                      FORM OF MERIDIAN AFFILIATE'S LETTER
                      -----------------------------------

                                                             _____________, 1995



CoreStates Financial Corp
Broad and Chestnut Streets
Philadelphia, Pennsylvania  19107

Meridian Bancorp, Inc.
35 North Sixth Street
Reading, Pennsylvania  19603

Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 10, 1995 (the "Plan"), by and between CoreStates Financial Corp ("CoreStates") and Meridian Bancorp, Inc. ("Meridian"), Meridian plans to merge with and into CoreStates (the "Merger"). As a result of the Merger, the undersigned may receive shares of CoreStates common stock, par value $1.00 per share (the "CoreStates Common Stock") in exchange for shares (or options on shares) of Meridian common stock, par value $5.00 per share (the "Meridian Common Stock").

     The undersigned hereby represents, warrants and covenants with and to CoreStates that in the event the undersigned receives any CoreStates Common Stock as a result of the Merger:

          (A) The undersigned will not sell, transfer or otherwise dispose of such CoreStates Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act of 1933, as amended (the "Act"),
(ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Act (as such rule may be hereafter from time to time be amended), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to CoreStates, or under a "no-action" letter obtained by the undersigned from the staff of the Securities and Exchange

Commission (the "SEC"), such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Act.

          (B) The undersigned understands that CoreStates is under no obligation to register the sale, transfer or other disposition of shares of CoreStates Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          (C) The undersigned also understands that stop transfer instructions will be given to CoreStates's transfer agent with respect to the shares of CoreStates Common Stock issued to the undersigned as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

     "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement between the registered holder hereof and CoreStates, a copy of which agreement is on file at the principal offices of CoreStates."

          (D) The undersigned also understands that, unless the transfer by the undersigned of the CoreStates Common Stock issued to the undersigned as a result of the Merger have been registered under the Act or a sale made in conformity with the provisions of Rule 145(d) under the Act, CoreStates reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of such CoreStates Common Stock from the undersigned:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          It is understood and agreed that the legends set forth in paragraphs
(C) and (D) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to CoreStates (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to CoreStates, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to CoreStates that the CoreStates Common Stock represented by such certificates is being or has been sold in a transaction made in conformity with the provisions of Rule 145(d).

          (E) The undersigned further represents, warrants and covenants with and to, CoreStates that the undersigned will not sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any shares of CoreStates Common Stock or Meridian Common Stock beneficially owned by the undersigned during the period commencing 30 days prior to the effective date of the Merger and ending at such time as CoreStates notifies the undersigned that results covering at least 30 days of combined operations of CoreStates after the Merger have been published by CoreStates, which CoreStates agrees to publish consistent with its normal financial reporting practice.

          (F) The undersigned further represents, warrants and covenants with and to CoreStates that the undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to paragraph (G) below to, have all shares of Meridian Common Stock owned by the undersigned or such parties registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearing house.

          (G) The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Meridian and CoreStates that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

          (H) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the capital stock of Meridian or CoreStates, to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for Meridian.

                                       Very truly yours,

                                       ___________________________________
                                       Name:

                                            add below the signatures of
                                            all registered owners of
                                            shares deemed beneficially
                                            owned by the affiliate

                                       ___________________________________
                                       Name:

                                       ___________________________________
                                       Name:

                                       ___________________________________
                                       Name:

          Acknowledged this ____ day of ___________, 1995.

                                       CORESTATES FINANCIAL CORP

                                       By_________________________________
                                            Name:
                                            Title:

                                       MERIDIAN BANCORP, INC.

                                       By_________________________________
                                             Name:
                                             Title:

                                                                       Exhibit E

                     FORM OF CORESTATES AFFILIATE'S LETTER
                     -------------------------------------

                                                           _______________, 1995



CoreStates Financial Corp
Broad and Chestnut Streets
Philadelphia, Pennsylvania  19107

Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 10, 1995 (the "Plan"), by and between CoreStates Financial Corp ("CoreStates") and Meridian Bancorp, Inc. ("Meridian"), Meridian plans to merge with and into CoreStates (the "Merger").

     The undersigned hereby represents, warrants and covenants with and to CoreStates that:

          (A) The undersigned will not sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any shares of common stock of either CoreStates or Meridian beneficially owned by the undersigned, during the period commencing 30 days prior to the effective date of the Merger and ending at such time as CoreStates notifies the undersigned that results covering at least 30 days of combined operations of CoreStates after the Merger have been published by CoreStates.

          (B) The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Meridian and CoreStates that are deemed to be beneficially owned by the undersigned under applicable federal securities law.

                                       Very truly yours,

                                       ___________________________________
                                       Name:

                                             add below the signatures of
                                             all registered owners of
                                             shares deemed beneficially
                                             owned by the affiliate

                                       ___________________________________
                                       Name:

                                       ___________________________________
                                       Name:

                                       ___________________________________
                                       Name:

          Acknowledged this ____ day of ____________, 1995.

                                       CORESTATES FINANCIAL CORP.

                                       By_________________________________
                                             Name:
                                             Title:

                                                                       Exhibit F

                              SUMMARY TERM SHEET
                             TERMINATION AGREEMENT


1.   PARTIES

     .    [Executive] and Meridian Bancorp, Inc. (to be assumed by CoreStates).

2.   TERM

     .    3 years from date of Corestates/Meridian closing.

3.   POSITION

     . Samuel A. McCullough - President and Chief Operating Officer, CoreStates Financial Corp.

     .    David E. Sparks - Chief Financial Officer, CoreStates Financial Corp.

4.   TERMINATION BY CORESTATES FOR DISABILITY

     .    30 days' notice required by CoreStates.

     . Annual payment for a period of one year of the following compensation and benefits:

          . Highest base salary during the year of termination or the preceding 2 years (including periods employed by Meridian), payable in accordance with pay policies.

          . Greater of: (i) highest bonus over current and preceding 2 years, or (ii) highest annual bonus received from Meridian with respect to calendar years 1992-1994.

          . Highest amounts contributed to any tax-qualified defined contribution plans (other than own contributions) in the year of termination or the 3 preceding years (including periods employed by Meridian), payable annually.

          . Highest amount contributed to any supplemental salary reduction plan, defined contribution portion of a retirement restoration plan and other nonqualified plans (other than own contributions) in the year of termination or the 3 preceding years (including periods employed by Meridian), payable annually.

          . Continuation of welfare benefit plan participation or tax-effected payments in lieu thereof.

          . Accrual of additional benefits under any retirement plan, SERP, and defined benefit portion of a retirement restoration plan based on highest compensation in current and preceding 3 years (including periods employed by Meridian), payable in accordance with plans.

     .    Pro ration of payments and benefits as required.

     . Offset for any amounts/benefits payable under any CoreStates disability plan.

     . Other provisions for termination of welfare benefits and disposition of benefits in the event of death.

5.   DEATH WHILE EMPLOYED

     . Basically, the same compensation and benefits as set forth in Item #4 above -- payable to surviving spouse or estate.

6.   TERMINATION BY CORESTATES FOR CAUSE

     .    Definition of "cause" attached.

     .    30 days' notice required of CoreStates.

     .    He receives only accrued but unpaid base compensation.

     .    Termination must be effected by Board.

7.   TERMINATION BY HIM WITHOUT GOOD REASON

     .    Definition of "good reason" attached.

     .    He is required to give 30 days' notice.

     .    He receives only accrued but unpaid base compensation.

8.   TERMINATION BY CORESTATES WITHOUT CAUSE

     .    30 days' notice required of CoreStates.

     . Compensation and benefits basically parallel those set forth under Item #4 above, except for three years.

9.   TERMINATION BY HIM FOR GOOD REASON

     .    30 days' notice required of him.

     . Compensation and benefits basically parallel those set forth under Item #4 above, except for three years.

10.  LIMITATION ON BENEFITS

     . Notwithstanding the foregoing provisions of the Agreement, the present value of the payments and benefits, under the agreement, when aggregated with any other payments or benefits to him which constitute parachute payments (within the meaning of Code Section 280G) shall in no event exceed 2.99 times the execution "base amount" (as determined under Code Section 280G). To the extent payments or benefits are reduced hereunder, he may designate which payments or benefits shall be reduced. In the event he fails to make such designation in a reasonably timely fashion, CoreStates shall be entitled to do so.

11.  PAYMENT OF HIS FEES AND EXPENSES RELATING TO AGREEMENT

     . CoreStates is required to reimburse him for his fees and expenses incurred in connection with the agreement, except where an arbitration panel or court determines he instituted an action or otherwise acted in bad faith.

12.  OFFSET FOR SEVERANCE PAY

     . Termination payments and benefits are offset by amounts received by him under any severance policy.

13.  NO MITIGATION

     . No mitigation of damages is required or permitted following his termination of employment.

14.  CONFIDENTIALITY

     . In all cases, he is precluded from disclosing confidential information following termination.

15.  ARBITRATION

     . Provision is made for mandatory arbitration of disputes, subject to the right of CoreStates to secure an injunction, etc. in court for proscribed conduct on his part.

16.  EFFECT ON RELATED AGREEMENTS

     . Other agreements are superseded to the extent they limit, qualify, duplicate, or are inconsistent with this agreement.

                              ABBREVIATED GLOSSARY

          "Cause" means (i) a documented repeated and willful failure by the Executive to perform his duties, after written demand, (ii) his unappealable conviction of a felony, or (iii) the issuance by the federal regulators of CoreStates of unappealable orders to the effect that he be permanently discharged.

For purposes of this definition, no act or failure to act on the part of the Executive shall be considered "willful" unless done or omitted not in good faith and without reasonable belief that the action or omission was in the best interest of CoreStates or any of its Subsidiaries.

          "Good Reason" means:

               (i) a demotion in the Executive's status or position immediately after the CoreStates/Meridian closing, or any material diminution in his duties or responsibilities (which are customary for the position of the executive set forth above); removal from office of chair will be a demotion in status and position.

               (ii) a reduction in the Executive's base compensation, other than a reduction which is proportionate to a company-wide reduction in executive pay by CoreStates;

               (iii) a failure to increase the Executive's base compensation, consistent with his performance rating, by the earlier of (A) the expiration of the normal salary adjustment cycle from time to time in effect, or (B) 24 months since the last increase, other than similar treatment on a company-wide basis for CoreStates executives or a voluntary deferral by him of an increase;

               (iv) a failure (unless such failure is attributable to job performance) to award Executive bonuses consistent in amount with bonuses awarded to other Corestates Executives in the office of the Chairman; or

               (v)  any material breach of the agreement.

                                                                       Exhibit G

                             TERMINATION AGREEMENT
                             ---------------------

          THIS AGREEMENT made as of this ____ day of October, 1995, by and between MERIDIAN BANCORP, INC. ("Meridian"), a Pennsylvania business corporation having its principal office at 35 North Sixth Street, Reading, Berks County, Pennsylvania, and _____________ (the "Executive"), an adult individual.

                                   WITNESSETH
                                   ----------

          WHEREAS, the Executive is presently serving as an executive of Meridian; and

          WHEREAS, Meridian considers the continued services of the Executive to be in the best interests of Meridian and its stockholders and desires to induce the Executive to remain in the employ of Meridian; and

          WHEREAS, Meridian and CoreStates Financial Corp (the "Company") have entered into an Agreement and Plan of Merger (the "Merger") and Meridian and the Company wish to provide a Termination Agreement to Executive, contingent upon completion of the Merger; and

          WHEREAS, the Company, as successor by Merger to Meridian wishes to provide the Termination Payments to Executives in the circumstances set forth in this Agreement.

                                   AGREEMENT:
                                   ---------

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Term of Agreement.
               -----------------

               (a) This Agreement shall be for a three (3) year period commencing on the Effective Date of the Merger (the "Effective Date") and ending on the third anniversary of the Effective Date.

               (b) Notwithstanding the provisions of Section 1(a) of this Agreement, this Agreement shall terminate automatically upon termination by the Company of the Executive's employment for Cause. As used in this Agreement, "Cause" shall mean (A) the Executive's conviction of or plea of guilty or nolo contendere to a felony or the actual incarceration of the Executive for a period of forty-five (45) consecutive days, (B) the issuance by any federal or state banking authority of an order directing that the Company terminate the Executive's employment with the Company or relieve the Executive of the duties being performed by the Executive for the Company or

(C) Executive's willful misconduct or gross negligence in the performance of Executive's duties.

If the Executive's employment is terminated for Cause, the Executive's rights under this Agreement shall cease as of the effective date of such termination.

               (c) Notwithstanding the provisions of Section 1(a) of this Agreement, this Agreement shall terminate automatically upon termination of the Executive's employment as a result of the Executive's voluntary termination (other than in accordance with Section 2 of this Agreement), retirement at the Executive's election, or death and the Executive's rights under this Agreement shall cease as of the date of such voluntary termination, retirement at the Executive's election, or death; provided, however, that if the Executive dies after a Notice of Termination (as defined in Section 2 of this Agreement) is delivered by the Executive, the provisions of Section 8(b) of this Agreement shall apply.

               (d) Notwithstanding the provisions of Section 1(a) of this Agreement, this Agreement shall terminate automatically upon termination of the Executive's employment as a result of the Executive's disability and the Executive's rights under this Agreement shall cease as of the date of such termination; provided, however, that, if the Executive becomes disabled after a Notice of Termination (as defined in Section 2 of this Agreement) is delivered by the Executive, the Executive shall nevertheless be absolutely entitled to receive all of the compensation and benefits provided for in, and for the term set forth in, Section 3 of this Agreement. For purposes of this Agreement, "disability" shall mean the Executive's incapacitation by accident, sickness, or otherwise which renders the Executive mentally or physically incapable of performing the services required of the Executive for three hundred sixty (360) consecutive days.

          2.   Termination Provisions.  If at any time during the term of this
               ----------------------
Agreement, there shall be:

               (i) any involuntary termination of the Executive (other than as set forth in Section 1(b), 1(c), or 1(d) of this Agreement);

               (ii) the assignment to the Executive of duties materially inconsistent with the Executive's office immediately after the Effective Date or as the same may be increased from time to time after the Effective Date;

               (iii) any reassignment of the Executive to a location greater than one hundred (100) miles from such Executive's current job location;

               (iv) any reduction in excess of 10 percent in the sum of Executive's annual base salary and target bonus in effect on the Effective Date or as the same may be increased from time to time after the Effective Date;

               (v) any failure to provide the Executive with a target bonus comparable to similarly situated executives at the Company;

               (vi) any failure to provide the Executive with benefits at least as favorable as those enjoyed by similarly situated executives at CoreStates under CoreStates's pension, life insurance, medical, health and accident, disability or other employee plans;

               (vii) any requirement that the Executive travel in performance of Executive's duties on behalf of the Company for a significantly greater period of time during any year than was required of the Executive during the year preceding the year in which the Effective Date occurred;

               (viii) any material breach of this Agreement on the part of the Company;

then, at the option of the Executive, exercisable by the Executive within ninety
(90) days after the occurrence of each and every of the foregoing events, the Executive may resign from employment with the Company (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the "Notice of Termination") to the Company and the provisions of Section 3 of this Agreement shall apply.

          3.   Rights in Event of Termination.
               ------------------------------

               (a) In the event that the Executive delivers a Notice of Termination to the Company in accordance with Section 2 above, the Executive shall be entitled to receive the compensation and benefits set forth below for the remaining term of this Agreement, but not exceeding twenty-four (24) months, as follows:

               (i) the Executive shall continue to receive payments of annual base salary at the highest amount in effect during the three (3) calendar years preceding the year in which the Notice of Termination is delivered, payable in the same manner as salaries paid to other executive employees of the Company;

               (ii) the Executive shall receive, no later than the fifth (5th) calendar day of each month, an amount equal to one-twelfth (1/12) of the annual dollar amount the Executive would have received under the Meridian Bancorp, Inc. Executive Annual Incentive Plan, based on the

     Executive's annual base salary in effect during, and based on the target percentage award of annual base salary under such Plan during, the calendar year in which the Effective Date occurs;

               (iii) the Executive shall receive, no later than the fifth (5th) calendar day of each month, an amount equal to one-twelfth (1/12) of the amount of the contribution made by the Company to the Meridian Bancorp, Inc. Savings Plan, or any successor plan, on behalf of the Executive for the calendar year prior to the year in which the Notice of Termination is delivered;

               (iv) the Executive shall be entitled to continue to participate in the Meridian Bancorp, Inc. Employee's Retirement Plan and the Meridian Bancorp, Inc. Retirement Restoration Plan, or any other supplemental executive retirement plan or other plan in effect during the term of this Agreement designed to supplement payments made under the Meridian Employee's Retirement Plan or any successor plan, as if the Executive's employment had not terminated; and

               (v) the Company shall provide the Executive with life, disability, and medical insurance benefits at levels equivalent to the levels to which Executive would have been entitled had the Executive remained in the Company's employ during such period.

               (b) In the event that the Executive is ineligible to continue participation in the Meridian Employee's Retirement Plan (and any successor plan) or in any of the life, disability, or medical insurance plans or programs referred to in Section 3(a) of this Agreement, the Company shall, in lieu of such participation, pay the Executive a dollar amount equal to the dollar amount of the benefit forfeited by the Executive as a result of such ineligibility in the case of the Retirement Plan or a dollar amount equal to the cost to the Executive to obtain such benefits in the case of any life, disability, or medical insurance plans or programs.

               (c) The Company shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of the Executive's delivery of a Notice of Termination (including all such fees and expenses, if any, incurred in contesting or disputing any termination of employment or in seeking to obtain or enforce any right or benefit provided by this Agreement); unless a court determines an Executive instituted an action or otherwise acted in bad faith.

               (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this
Section 3 be reduced
by any compensation earned by the Executive as the result of employment by another employer or by reason of the Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise; provided, however, that the payments provided for in this Section 3 shall be reduced by the amount actually received by the Executive under the severance policy of the Company then in effect.

               (e) The Executive's right to receive payments under this Agreement shall not decrease the amount of, or otherwise adversely affect, any benefits payable to the Executive under any plan, agreement, or arrangement relating to employee benefits provided by the Company.

               (f) Notwithstanding the foregoing provisions of this Section 3, the present value (determined in accordance with the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") of the total amount of all payments under this Section 3 when aggregated with any other payments to Executive which constitute parachute payments (within the meaning of Section 280G of the Code) shall in no event exceed 2.99 times the Executive's "base amount" (as determined under Section 280G of the Code).

          4.   Notices.  Except as otherwise provided in this Agreement, any
               -------
notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the Executive's residence, in the case of notices to the Executive, and to the principal office of the Company, Attention: General Counsel, in the case of notices to the Company.

          5.   Waiver.  No provision of this Agreement may be modified, waived,
               ------
or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          6.   Assignment.  This Agreement shall not be assignable by either
               ----------
party, except by the Company to any successor in interest to the Company's business.

          7.   Entire Agreement.  This Agreement contains the entire agreement
               ----------------
of the parties relating to the subject matter of this Agreement.

          8.   Successors; Binding Agreement.
               -----------------------------

               (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure by the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 3 of this Agreement shall apply.
As used in this Agreement, "Company" shall mean the Company as defined previously and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

               (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die after a Notice of Termination is delivered by the Executive and any amounts would be payable to the Executive under this Agreement if the Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

          9.   Validity.  The invalidity or unenforceability of any provision of
               --------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          10.  Applicable Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the domestic laws (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

          11.  Headings.  The headings of the Sections of this Agreement are for
               --------
convenience only and shall not control or affect the meaning or construction or limit the scope of intent of any of the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       MERIDIAN BANCORP, INC.

                                       By________________________________
                                             Chairman of the Board
(SEAL)
                                       Attest:___________________________
                                                       Secretary

Witness:

__________________________             _____________________________(SEAL)

                                             ("Executive")

                                                                       Exhibit H

                           EXECUTIVE SEVERANCE POLICY
                                       OF
               MERIDIAN BANCORP, INC. AND PARTICIPATING COMPANIES


     1.   Purpose.  The purpose of this Policy is to provide for the payment of
          -------
severance and the continuation of certain benefits for eligible executives of Meridian Bancorp, Inc. and other Participating Companies under the circumstances described below.

     2.   Definitions.  Each capitalized word and term used herein shall have
          -----------
the meaning ascribed to it, if any, in the glossary appended hereto, unless the context in which such word or term is used otherwise clearly requires. Such glossary is incorporated herein by reference and made a part hereof.

     3.   Eligible Individuals.
          --------------------

          (a) Persons eligible for participation in this Policy are (i) executive employees of the Participating Companies who are employed in a salary grade of 22 or higher, and (ii) such other employees of the Participating Companies (not to exceed 12 in number at any given time) designated in writing by Meridian's Chief Executive Officer as Participants; provided, however, that no such person shall be designated who does not appear to qualify as a member of "a select group of management or highly compensated employees" under U.S. Department of Labor Regulations promulgated under ERISA. For purposes of this paragraph, in the event the job classification system is hereafter changed, "salary grade 22" shall be deemed such grade or rank as, in the judgment of the senior Human Resources officer, most nearly approximates the prior "salary grade 22."

          (b) Prior to a Change in Control, an individual shall cease to be a Participant as of (i) the effective date of any demotion to a salary grade less than 22, unless designated as a Participant under the provisions of Paragraph 3(a)(ii), and (ii) in the case of an individual described in Paragraph 3(a)(ii), the effective date specified in any written notice, delivered to such individual by the Chief Executive Officer of Meridian, or his designee, providing for such cessation of participation.

          (c) After a Change in Control, no individual who was a Participant at such time shall cease to be a Participant for any reason prior to termination of employment; provided, however, that no such individual shall be entitled to Policy benefits except in the event of his or her termination of employment under circumstances qualifying therefor.

     4.   Terminations of Employment Qualifying and Not Qualifying for Policy
          -------------------------------------------------------------------
Benefits.  A Participant shall be entitled to receive Policy benefits upon his
--------
or her termination of employment, except in the case of:

          (a) the voluntary termination of employment by the Participant, whether by reason of retirement or otherwise, including, in the case of a Participant who has been advised of his or her pending involuntary termination under circumstances that would otherwise qualify for Policy benefits, voluntary termination prior to actual termination by his or her employer;

          (b)  the termination of the Participant by the Company for Cause;

          (c) the transfer of the Participant by the Company to another Participating Company;

          (d) the termination of the Participant by the Company following the refusal by the Participant to accept a demotion, reassignment, or transfer of employment to another Participating Company; provided, however, that following a Change in Control, this subparagraph shall not apply unless the offered employment constitutes a Reasonable Job Offer;

          (e) the termination of the Participant by the Company if he or she receives a Reasonable Job Offer in connection therewith (whether or not accepted);

          (f)  the termination of the Participant by reason of his or her death;
               or

          (g) the termination of the Participant as a result or following the incurrence of a disability, if such Participant is entitled to disability benefits under a long-term disability plan of the Company.

Notwithstanding the preceding provisions of this paragraph, in the case of a proposed demotion, reassignment or transfer of a Participant to a Participating Company following a Change in Control, if the offered employment does not constitute a Reasonable Job Offer, then such Participant shall be entitled to refuse to accept such demotion, reassignment or transfer and to terminate his or her employment, in which event he or she shall be entitled to Policy benefits provided hereunder.

     5.   Policy Benefits in General.  The following Policy benefits will be
          --------------------------
provided to a Participant whose employment terminates under circumstances making him or her eligible therefor:

          (a) The payment in one lump sum, within 30 days following termination of employment, of such individual's Base Salary times a number of months not less than 12 nor more than 24, and determined pursuant to the provisions of Paragraph 6 or the following sentence. The participants in the executive severance policy in effect immediately prior to the Effective Date shall initially continue as Participants hereunder, and the number of months applicable to each shall be as set forth in written communications previously delivered to them by the senior Human Resources officer, or his designee.

          (b) The payment in one lump sum, within 30 days following termination of employment, of an amount equal to (i) one-twelfth (1/12) of the highest Annual Bonus awarded to such individual with respect to any of Meridian's three fiscal years ended prior to the fiscal year in which termination occurs, times (ii) the number of months applicable to such individual under Paragraph 5(a).

          (c) The periodic payment, at Company expense, of the cost of COBRA continuation coverage for health insurance for the lesser of (i) the number of months applicable to such individual under Paragraph 5(a), or (ii) the required number of months of such continuation coverage under ERISA. To the extent the number of months in Clause (i) is greater than the number of months in Clause (ii), the Company will continue to provide the same dollar amount towards conversion coverage as before the expiration of the COBRA period. Notwithstanding the foregoing, however, the obligation to provide the benefit described in this subparagraph shall terminate as of the date the Participant becomes covered under a group health plan or Medicare under circumstances which terminate his or her right to COBRA continuation coverage (or would so terminate such coverage, if it were applicable).

          (d) To the extent not otherwise covered by this Policy and relevant to such individual, such additional benefits as would be provided to or on behalf of such individual if he or she were participating under the Company's general severance policy then in effect. In no event, however, shall a Participant be entitled to an installment payment of Base Salary and annual bonus.

     6.   Equivalent Months of Benefit.  The number of months of Base Salary to
          ----------------------------
which a Participant may become entitled shall be as set forth in any written communication which may be sent to such Participant by Meridian's Chief Executive Officer, or his designee. In default of such communication, such number shall be 12. Such number may from time to time be increased, but it may not be decreased (whether or not previously increased), except in the case of termination of participation. The number of months applicable to Meridian's Chief Executive Officer shall at all times be 24.

     7.   Rights Under Company Plans.  Except as otherwise provided herein, a
          --------------------------
Participant's rights under any pension or welfare benefit plan of the Company shall be unaffected by the receipt of benefits under this Policy; provided, however, that no amounts payable under this Policy shall be treated as compensation under such plans unless and to the extent such plans may otherwise provide.

     8.   Primary and Secondary Obligors.  The right of a terminated Participant
          ------------------------------
to receive Policy benefits shall be the primary obligation of his or her employer at the time of termination. In the event such employer (other than Meridian) is financially unable to discharge such obligation, Meridian shall do so.

     9.   Preclusion Against Multiple Benefits.  It is not the intent of this
          ------------------------------------
Policy to provide benefits that would constitute a windfall to any individual. Rather, the Policy is intended to ease the transition of a terminated Participant toward new employment. For this reason, notwithstanding anything herein to the contrary, in no event will benefits be paid hereunder to the extent a Participant is entitled to severance benefits under a contract, agreement, or severance policy or plan with the Company, or any Successor thereto, or any business of which the Company is directly or indirectly a Successor, providing for identical or similar benefits, unless such contract, agreement, or severance policy or plan provides for the reduction of benefits thereunder paid under this Policy. However, in the event the aggregate value of benefits otherwise payable hereunder exceed those provided for under such a severance arrangement that does not provide for such a reduction, the excess value of benefits payable hereunder shall be paid in such form as the senior Human Resource officer shall reasonably designate.

     10.  Amendment and Termination.  Prior to a Change in Control, this Policy
          -------------------------
may be amended or terminated by the Board of

Directors of Meridian at any time and from time to time; provided, however, that no such amendment or termination shall adversely affect the rights of a Participant who has therefore become entitled to Policy benefits by reason of his or her termination of employment. Following a Change in Control, this Policy may not be amended or terminated for a period of two years, unless: (i) it is replaced with a policy or plan providing equivalent or more favorable terms, conditions and benefits, (ii) Participants are made eligible for severance benefits under another existing policy or plan which provides for equivalent or more favorable terms, conditions and benefits, (iii) in the case of termination, such termination is required by law, or (iv) in the case of amendment, only if such amendment is required by law and only to the extent so required.

     11.  Withholding and Related Matters.  The Company is authorized to
          -------------------------------
withhold from Policy benefits taxes (including excise taxes) and such other amounts as may be required by law. In addition, as a condition to the receipt of Policy benefits each Participant shall be deemed to have consented and agreed to remit to the Company such amounts as may be needed by it to discharge its withholding obligations.

     12.  Effect on Prior Executive Severance Policy.  This Policy shall
          ------------------------------------------
supersede Meridian's executive severance policy heretofore in effect and such policy shall be deemed terminated, except for purposes of making payments required thereunder to eligible persons who terminated prior to the Effective Date of this Policy.

     13.  Administration of Policy.  Except as otherwise provided herein, this
          ------------------------
Policy shall be construed, enforced and administered by Meridian's senior Human Resources officer. In the event a matter arises under the Policy relating specifically to the senior Human Resources officer, this Policy shall be construed, enforced and administered as to such officer by Meridian's Chief Executive Officer. Meridian shall cause to be implemented such claims procedure as may be required by law to ensure that any Participant who is denied Policy benefits, in whole or in part, receives fair consideration of any claim for benefits.

     14.  Status of Participant as Creditor.  Benefits under the Policy shall be
          ---------------------------------
paid from the general assets of the relevant Company. As such, each Participant shall be a general unsecured creditor with respect to his or her entitlement to Policy benefits.

     15.  No Contract of Employment.  This Policy shall not constitute a
          -------------------------
contract of employment, and participation herein shall not give any individual the right to be retained in the employ of a Participating Company or any business entity directly or indirectly related to a Participating Company.

     16.  Assignment, Alienation, Etc. of Policy Benefits.  Except as otherwise
          -----------------------------------------------
required by applicable law, the right of a Participant to Policy benefits shall not be voluntarily or involuntarily assigned, transferred, pledged, encumbered, or attached.

     17.  Captions.  The captions of the several paragraphs of this Policy
          --------
document are inserted for convenience of reference only and shall not be considered in the construction hereof.

     18.  Number.  Wherever any word is used herein in the singular form, it
          ------
shall be construed as though it were used in the plural form, as the context requires, and vice versa.

     19.  Gender.  A masculine, feminine or neuter pronoun, wherever used
          ------
herein, shall be construed to include all genders, as the context requires.

     20.  Severability.  In the event any provision in this Policy document
          ------------
shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining provisions hereof, and this Policy document shall be construed, enforced and administered as if such illegal or invalid provision were not contained herein.

     21.  Applicable Law.  Except to the extent preempted by federal law, this
          --------------
Policy document shall be construed, enforced and administered in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

     22.  Binding Effect.  This Policy shall be binding upon Meridian, the other
          --------------
Participatory Companies, and their respective successors and assigns.

     23.  No Waiver.  The failure of any Participating Company or a
          ---------
Participant to promptly exercise any right under this Policy shall not be construed as a waiver of such right or any similar right that may thereafter arise, except to the extent otherwise agreed in writing.

                                    GLOSSARY

          "Annual Bonus" means a bonus paid to a Participant by a Participating Company with respect to a fiscal year of 12 months pursuant to the Company's Executive Annual Incentive Plan or any other formal and recurring bonus plans or arrangements of the Company. In the case of a bonus paid with respect to a lesser period, such bonus shall be annualized and the resulting amount shall be treated as an Annual Bonus.

          "Bank" means Meridian Bank, a Pennsylvania bank and trust company, and any successor thereto.

          "Base Salary" means the monthly base salary (before any salary reduction) being paid to a Participant by a Participating Company immediately prior to his or her termination of employment.

          "Board of Directors" means the board of directors of the relevant corporation.

          "Cause" means:

               (a)  prior to a Change in Control --

                    (i) repeated unsatisfactory work performance following written communication of specific deficiencies by an individual's immediate supervisor, coupled with the written concurrence with the supervisor's appraisal of such performance by the Company's senior Human Resources officer;

                    (ii) a documented repeated and willful failure by the Participant to perform his or her duties, but only after written demand and only if termination is effected following action taken by a vote of at least a majority of the directors of Meridian then in office;

                   (iii) the commission of any act of dishonesty against Meridian, any direct or indirect Subsidiary of Meridian, or any business entity affiliated with Meridian or a Subsidiary of Meridian;

                    (iv) the violation of any written code of conduct applicable to Company employees generally or officers specifically;

                    (v) an unappealable conviction of a felony or other act constituting a misdemeanor which act is likely to cause one or more of the Participating Companies embarrassment in the financial or relevant local community; or

                    (vi) the issuance by a federal or state regulator of an unappealable order to the effect that a Participant be permanently discharged; and

               (b) upon or following a Change in Control --

                    (i) a documented repeated and willful failure by the Participant to perform his or her duties, but only after written demand and only if termination is effected following action taken by a vote of at least 80% of the nonofficer directors of Meridian then in office;

                    (ii) the commission of any act of dishonesty against Meridian, any direct or indirect Subsidiary of Meridian, or any business entity affiliated with Meridian or a Subsidiary of Meridian;

                    (iii) the violation of any written code of conduct applicable to Company employees generally or officers specifically;

                    (iv) an unappealable conviction of a felony or other act constituting a misdemeanor which act is likely to cause one or more of the Participating Companies embarrassment in the financial or relevant local community; or

                    (v) the issuance by a federal or state regulator of an unappealable order to the effect that a Participant be permanently discharged.

     "Change in Control" means the occurrence of any of the following events:

                    (a) any Person (except (i) Meridian or any Subsidiary of Meridian, or (ii) any Employee Benefit Plan (or any trust forming a part thereof) maintained by Meridian or any Subsidiary of Meridian) is or becomes the beneficial owner, directly or indirectly, of Meridian's securities representing 19.9% or more of the combined voting power of Meridian's then outstanding securities, other than pursuant to a transaction described in Clause (c);

                    (b) there occurs a sale, exchange, transfer or other disposition of all or substantially all of the assets of Meridian or the Bank to another entity, except to an entity controlled directly or indirectly by Meridian;

                    (c) there occurs a merger, consolidation, share exchange, division or other reorganization of or relating to the Meridian, unless--

                    (i) the shareholders of Meridian immediately before such merger, consolidation, share exchange, division or reorganization own, directly or indirectly, immediately thereafter at least 66 2/3% of the combined voting power of the outstanding voting securities of the Surviving Company in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, share exchange, division or reorganization; and

                    (ii) the individuals who, immediately before such merger, consolidation, share exchange, division or reorganization, are members of the Incumbent Board continue to constitute at least two-thirds of the Board of Directors of the Surviving Company; provided, however, that if the election, or nomination for election by Meridian's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such director shall, for the purposes hereof, be considered a member of the Incumbent Board; and provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest or Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; and

                    (iii) no Person (except (A) Meridian or any Subsidiary of Meridian, (B) any Employee Benefit Plan or any trust forming a part thereof) maintained by Meridian or any Subsidiary of Meridian, (C) the Surviving Company or any Subsidiary of the Surviving Company, or (D) any Person who, immediately prior to such merger, consolidation, share exchange, division or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities of Meridian) has beneficial ownership of 19.9% or more of the combined voting power of the Surviving Company's outstanding voting securities immediately following such merger, consolidation, share exchange, division or reorganization;

               (d) a plan of liquidation or dissolution of Meridian, other than pursuant to bankruptcy or insolvency laws, is adopted;

               (e) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of Meridian cease for any reason to constitute at least a majority of such Board of Directors, unless the election, or the nomination for election by Meridian's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that no individual shall be considered a member of the Board of Directors of Meridian at the beginning of such period if such individual initially assumed office as a result of either an actual or threatened Election Contest or Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (f) there occurs a Triggering Event.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities representing 19.9% or more of the combined voting power of Meridian's then outstanding securities solely as a result of an acquisition by Meridian of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of Meridian's then outstanding securities by reason of share repurchases by Meridian and thereafter becomes the beneficial owner, directly or indirectly, of any additional voting securities of the Meridian (other than pursuant to a stock split, stock dividend or similar transaction), then a Change in Control shall be deemed to have occurred with respect to such Person under Clause (a).

Notwithstanding anything contained herein to the contrary, if an individual's participation is terminated and he or she reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention of taking steps reasonably calculated to effect a Change in Control and who effects a Change in Control, or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, a Change in Control shall be deemed to have occurred on the day immediately prior to the date of such termination of participation.

     "COBRA" and references to COBRA continuation coverage mean the legal requirement to make available, under certain circumstances, continued health insurance coverage to certain individuals under the provisions of ERISA.

     "Company" means, as the context requires, Meridian or any Participating Affiliated Company.

     "Effective Date" means, with respect to this Policy, _____________, 1995.

     "Election Contest" means a solicitation with respect to the election or removal of directors that is subject to the provisions of Rule 14a-11 of the 1934 Act.

     "Employee Benefit Plan" has the meaning ascribed to such term in ERISA
Section 3(3).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and as the same may be amended from time to time.

     "Incumbent Board" means the Board of Directors of Meridian as constituted at any relevant time.

     "Meridian" means Meridian Bancorp, Inc., a Pennsylvania corporation, and any Successor thereto.

     "1934 Act" means the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time.

     "Participant" means an individual who is potentially entitled to Policy benefits by reason of being described in Paragraph 3(a).

     "Participating Affiliated Company" means each corporate entity that qualifies as an "affiliated company" under and, as of the Effective Date of this Policy, participates in the Meridian Bancorp, Inc. Employees' Retirement Plan, and any successor thereto.

     "Participating Companies" means Meridian and each Participating Affiliated Company. Such term shall also include any other business entity directly or indirectly controlling, controlled by, or under common control with Meridian and designated as such (with the concurrence of its Board of Directors) by Meridian's Chief Executive Officer. For purposes of this Policy, (i) the employees of Meridian Capital Markets, Inc., a division of the Bank, and Meridian Securities, Inc. shall not be deemed employees of a Participating Company and, therefore, shall be ineligible to become Participants; provided, however, that any individual described in the second sentence of Paragraph 5(a) shall be eligible to participate in the Policy and, in connection with such participation, his or her employer shall be deemed a Participating Company, and
(ii) McGlinn Capital Management, Inc. shall in no event be deemed a Participating Affiliated Company.

     "Person" has the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the 1934 Act.

     "Policy" means the Executive Severance Policy of Meridian Bancorp, Inc. and Certain Affiliated Companies.

     "Proxy Contest" means the solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Meridian.

     "Reasonable Job Offer" means the offer of employment to a Participant by any business entity, which offer was directly or indirectly arranged, induced, facilitated or otherwise caused to be made by reason of the efforts of a Participating Company (including, without limitation, offers made in connection with outsourcing programs), provided (i) such offer provides for an initial base salary or wage not less than 100% of the Participant's then Base Salary (and, in the case of a demotion, reassignment or transfer within the affiliated group of corporations of which the Participant is employed following a Change in Control, the opportunity to earn an Annual Bonus consistent with prior Annual Bonuses),
(ii) the primary business location of the offered position is not more than 50 miles from his or her then primary residence and does not initially cause an increase in such individual's one-way commuting distance of more than 20 miles, and (iii) the entity offering the position represents to the Participant that its then present intent is for the employment to constitute a full-time permanent position.

     "Subsidiary" means, with respect to any corporation, any business entity of which a majority of its voting power or its equity securities or equity interests is owned, directly or indirectly, by such corporation.

     "Successor" means any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), Meridian's business directly, by merger or consolidation, or indirectly, by purchase of Meridian's voting securities or all or substantially all of its assets.

     "Surviving Company" means the business entity that is a resulting company following a merger, consolidation, share exchange, division or other reorganization of or relating to the Company.

     "Triggering Event" has the meaning ascribed to such term in the Rights Agreement, dated as of July 25, 1989, between Meridian and Meridian Trust Company, as the same may be amended from time to time, and any successor agreement thereto.